UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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PRA Group

Thursday
June 1, 2017

12:00 Noon
Eastern Daylight Time

130 Corporate Blvd.
Building III
Second Floor
Norfolk, Virginia 23502

Proxy Statement and Notice of 2017 Annual Meeting of Stockholders

About PRA Group, Inc.

Headquartered in Norfolk, Virginia and incorporated in Delaware, we are a global financial and business services company with operations in the Americas and Europe. Our primary business is the purchase, collection and management of portfolios of nonperforming loans that have been charged-off by the credit grantor. The accounts we acquire are primarily the unpaid obligations of individuals owed to credit grantors, which include banks and other types of consumer, retail, and auto finance companies. We acquire portfolios of nonperforming loans in two broad categories: Core and Insolvency. Our Core operation specializes in purchasing and collecting receivables. Our Insolvency operation consists primarily of purchasing and collecting accounts that are involved in a Chapter 13 bankruptcy proceeding from credit grantors based in the United States, but also includes the purchasing and collecting of insolvent accounts in Europe and Canada. We also provide the following fee-based services: vehicle location, skip tracing and collateral recovery for auto lenders, government entities and law enforcement; class action claims recovery services and purchases; servicing of consumer bankruptcy accounts in the U.S.; and to a lesser extent, contingent collections of nonperforming loans in Europe and South America. For more information about our businesses, please refer to our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission on February 28, 2017. The information contained on, or that can be accessed through our website, including any document referenced in this Proxy Statement, is not, and shall not be deemed to be, a part of this Proxy Statement.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Fellow Stockholders:

We are pleased to invite you to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of PRA Group, Inc. (the “Company”) to be held Thursday, June 1, 2017 at 130 Corporate Boulevard, Norfolk, Virginia 23502 at 12:00 noon Eastern Daylight Time. At the Annual Meeting, stockholders will be asked to vote on the following items:

•	Elect the two nominees named in the accompanying Proxy Statement to the Board of Directors for three-year terms;

•	Ratify the appointment of KPMG, LLP as our independent registered public accounting firm for 2017;

•	Approve, on a non-binding advisory basis, the compensation of our named executive officers (“Say-on-Pay”);

•	Approve, on a non-binding advisory basis, the frequency of future Say-on-Pay votes; and

•	Any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders of record as of the close of business on April 6, 2017 are entitled to receive notice of, and to vote at, the Annual Meeting. Included in these materials are the Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which are first being made available to stockholders on or about April 19, 2017. If you received printed copies of the proxy materials, you also received a proxy card or voting instruction form.

Every vote is important and valued by the Company. Therefore, we encourage you to vote your shares through the internet, by phone or, if you received a printed copy of the proxy card, by mail, using the instructions below even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Steven D. Fredrickson	Judith S. Scott
Chairman and Chief Executive Officer	Corporate Secretary

April 19, 2017

YOU CAN VOTE IN ONE OF FOUR WAYS:
Visit the website listed on your notice of meeting or proxy card to vote VIA THE INTERNET	If you received printed proxy materials, sign, date and return your proxy card in the envelope provided to vote BY MAIL

Call the telephone number on your proxy card to vote BY TELEPHONE	Attend the Annual Meeting to vote IN PERSON

TABLE OF CONTENTS

1
Proxy Summary
1	Annual Meeting
1	Voting Matters and Board Vote Recommendation
1	Corporate Governance Highlights
2	Director Dashboard
3	Company Performance Highlights
4	Compensation Highlights
5	Investor Outreach and Engagement

6
PROXY STATEMENT
6	Purpose
6	Record Date
6	Quorum
6	Vote Required

7
Corporate Governance
7	Board Leadership
7	Code of Business Conduct and Ethics
8	Board’s Role in Risk Oversight
8	Policy for Approval of Related Party Transactions

9
OUR BOARD AND ITS COMMITTEES
9	Building Our Board
9	Director Qualifications
10	Committees of the Board
11	Compensation Committee Interlocks and Insider Participation
11	Director Independence
11	Director Attendance
11	Communications with the Board

12
PROPOSAL 1: ELECTION OF DIRECTORS
13	Director Nominees - Three-Year Terms Expiring at the 2020 Annual Meeting of Stockholders
14	Directors with Three-Year Terms Expiring at the 2018 Annual Meeting of Stockholders
16	Directors with Three-Year Terms Expiring at the 2019 Annual Meeting of Stockholders

18
NON-EMPLOYEE DIRECTOR COMPENSATION
18	Director Stock Ownership Guidelines

19
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KPMG LLP
19	Fees Paid to KPMG
19	Audit Committee Pre-Approval Policies and Procedures

20
Report of the Audit Committee

21
EXECUTIVE OFFICERS

22
PROPOSAL 3: APPROVAL OF NEO COMPENSATION

23
PROPOSAL 4: FREQUENCY OF SAY-ON-PAY vote

24
executive COMPENSATION
	24	Compensation Discussion and Analysis
	24	2016 Financial Results
	27	Philosophy and Objectives of Our Executive Compensation Program
	29	Key Features of Our Executive Compensation
	30	2016 Executive Compensation Highlights
	32	Components of Our Executive Compensation Program
	33	Decisions For 2016
	37	Outstanding Performance Share Awards
	38	Other Compensation
	39	Other Related Policies
	40	Decisions for 2017
	41	Compensation Committee Report
	42	Summary Compensation Table
	43	Grants of Plan Based Awards
	44	Outstanding Equity Awards at Fiscal Year-End
	45	Option Exercises and Stock Vested
	46	Post-Employment Compensation Arrangements

49
SECURITY OWNERSHIP
	49	Security Ownership of Certain Beneficial Owners and Management
	50	Section 16(a) Beneficial Ownership Reporting Compliance

51
VOTING INSTRUCTIONS AND OTHER INFORMATION
	51	Stockholders
	51	Internet Availability of Proxy Materials
	51	How to Vote
	52	Revoking Your Proxy
	52	Inspector of Elections
	52	Cost of Proxy Solicitation
	52	Attending the Annual Meeting
	52	Broker Non-Votes
	53	Stockholder Proposals
	53	Annual Report on Form 10-K
	53	Other Matters to be Presented

PRA Group, Inc. 2017 Proxy Statement

PROXY SUMMARY	1

This summary highlights certain information contained elsewhere in the Proxy Statement, but does not contain all information that you should consider prior to casting your vote. Therefore, you should read the entire Proxy Statement carefully before voting.

Annual Meeting

Date and Time:	Thursday, June 1, 2017 at 12:00 noon Eastern Daylight Time

Location:	PRA Group, Inc.
130 Corporate Boulevard,
Building III, Second Floor
Norfolk, Virginia 23502

Record Date:	April 6, 2017

Voting Matters and Board Vote Recommendations

	Board Vote	Page
Agenda Item	Recommendation	Reference
Proposal 1: Elect James N. Nussle and Scott M. Tabakin as directors for three-year terms	FOR	12
Proposal 2: Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2017	FOR	19
Proposal 3: Advisory vote to approve the compensation of our Named Executive Officers (“Say-on-Pay”)	FOR	22
Proposal 4: Advisory vote to approve frequency of future Say-on-Pay votes	FOR 1-YEAR OPTION	23

Corporate Governance Highlights

•	A substantial majority of our Board of Directors (the “Board”) is independent (eight of 11 directors) and our Audit, Compensation and Nominating and Corporate Governance Committees are comprised solely of independent directors.
•	We have a Lead Independent Director who, among other responsibilities, presides over executive sessions of our independent directors that occur at each in-person Board meeting.
•	Our stockholders have the right to call special meetings.
•	We have stock ownership guidelines that apply to our directors and executive officers in order to align their interests with the interests of our stockholders.
•	Our Board and our Audit, Compensation, and Nominating and Corporate Governance Committees conduct annual performance evaluations.
•	We have a “clawback” policy that applies to the incentive compensation of our executive officers in the event of a restatement of our financial statements due to misconduct.
•	Our directors, executive officers and employees are prohibited from engaging in short sales and hedging transactions and may not pledge our common stock.

PRA Group, Inc. 2017 Proxy Statement

PROXY SUMMARY	2

Director Dashboard

Our Company is led by directors whose qualifications, experience and backgrounds support the effective oversight of the Company’s business and affairs, further the strategic goals of the Company and provide valued guidance to management.

Cognitive Diversity on the Board

High Level of Financial		Leadership and Board	Financial Industry
Literacy	Risk Oversight	Experience	Experience

Government and	Experience with Complex		International/Global
Regulatory Experience	Organizations	Entrepreneurial Spirit	Experience

Continuing Director Tenure			Director Age

	< 3 years	30%
	35 years	10%
	6-9 years	10%
	> 10 years	50%

PRA Group, Inc. 2017 Proxy Statement

PROXY SUMMARY	3

Company Performance Highlights

•	Cash collections were $1.49 billion in 2016, compared to $1.54 billion in 2015;
•	Total revenues were $830.6 million in 2016, compared to $942.0 million in 2015;
•	Total operating expenses were $612.4 million in 2016, compared to total operating expenses of $631.7 million in 2015;
•	Net income was $85.1 million in 2016 compared with $167.9 million in 2015, and diluted earnings per share (“EPS”) were $1.83 in 2016 compared to $3.47 in 2015, largely due to elevated allowance charges in 2016; and
•	We invested $947.3 million in portfolios of nonperforming loans in 2016, compared to $963.8 million in 2015.

PRA Group, Inc. 2017 Proxy Statement

PROXY SUMMARY	4

Compensation Highlights

At our 2016 Annual Meeting, stockholders approved, on a non-binding advisory basis the compensation of our Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and three other most highly compensated executive officers (collectively, “Named Executive Officers” or “NEOs”) by 98.2% of the votes cast. In light of the favorable results of this vote, we did not make substantial changes to our executive compensation program for our NEOs. The table below summarizes the total direct compensation earned by our NEOs for 2016.

2016 Total Direct Compensation

		Annual
		Bonus	Bonus	Long-Term
Name	Salary	Plan (Cash) (1)	(RSUs) (1)(2)	Incentive Plan (3)	Total
Steven D. Fredrickson	$900,000	$500,000	$250,000	$2,249,926	$3,899,926
Peter M. Graham	$169,615	$450,000	—	$286,400	$906,015
Kevin P. Stevenson	$700,000	$400,000	$200,000	$999,987	$2,299,987
Michael J. Petit	$440,000	—	—	$499,993	$939,993
Christopher B. Graves	$440,000	$170,000	$106,250	$499,993	$1,216,243

(1)	Bonuses for 2016 were awarded at 75% of each NEO’s target, with 50% paid in cash and 25% awarded in time-based restricted stock units (“RSUs”). The RSUs were granted in March 2017 and will vest ratably over two years beginning with the first anniversary of the grant date. Mr. Graham joined the Company in 2016 and received a cash bonus of $450,000 consistent with the terms of his employment agreement, but was not awarded Bonus RSUs. Mr. Petit separated from the Company in February 2017 and did not receive a bonus payout.

(2)	The amounts represent the grant date fair value on the grant date determined pursuant to Accounting Standards Codification (“ASC”) Topic 718 by multiplying the closing price of the Company’s common stock on the grant date ($33.50) by the number RSUs.

(3)	The amounts represent the grant date fair value on the grant date. For Messrs. Fredrickson, Stevenson, Petit and Graves, the RSU and PSU/ROE fair value is the closing price of the Company’s common stock on the grant date ($28.98) and the PSU/TSR fair value ($28.79) is determined using a Monte Carlo simulation as of the grant date in accordance with ASC Topic 718. For Mr. Graham, the RSU fair value is the closing price of the Company’s common stock on the grant date ($28.64).

Total direct compensation differs from total compensation shown on page 42 in the Summary Compensation Table required by the U.S. Securities and Exchange Commission (the “SEC”) in that it includes the grant date fair value of the RSUs awarded as a bonus in 2017 for performance in 2016. Under SEC rules, the grant date fair value of these awards will not appear in the Summary Compensation Table until 2018.

Consistent with our executive compensation philosophy, a significant portion of both our CEO’s and other NEOs’ total direct compensation is incentive-based and at risk, as illustrated in the following graphs:

Salary	23%	Salary	33%
Non-Equity Incentive (at risk)	13%	Non-Equity Incentive (at risk)	19%
Long-Term Incentive (at risk)	64%	Long-Term Incentive (at risk)	48%

PRA Group, Inc. 2017 Proxy Statement

PROXY SUMMARY	5

Investor Outreach and Engagement

We value our stockholders’ perspectives on our business and communicate regularly with our investors to better understand their perspectives. Throughout the year, our Chairman and CEO, President and Chief Administrative Officer (“CAO”), Executive Vice President and CFO, and Director of Investor Relations engaged with our investors to discuss current issues and address any questions or concerns. We also communicate with investors and other stockholders through other avenues, including our filings with the SEC, news releases and our website. In addition, we hold conference calls for our quarterly earnings releases, which are attended by our investors and open to the public.

PRA Group, Inc. 2017 Proxy Statement

PROXY STATEMENT	6

120 Corporate Boulevard
Norfolk, Virginia 23502

Annual Meeting of Stockholders
June 1, 2017

Purpose

This Proxy Statement is being made available to stockholders on or about April 19, 2017 in connection with a solicitation by the Board of PRA Group, Inc. (the “Company,” “we,” “us” or “our”) of proxies to be voted at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof, to be held at 12:00 noon, Eastern Daylight Time, Thursday, June 1, 2017, at the Company’s headquarters at 130 Corporate Boulevard, Building III, Second Floor, Norfolk, Virginia 23502, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. For information concerning attending the Annual Meeting, please see page 52 of this Proxy Statement.

Record Date

At the close of business on April 6, 2017, which is the record date for the Annual Meeting (the “Record Date”), there were 46,438,621 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Quorum

In order for business to be conducted at the Annual Meeting, a majority of the issued and outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, must be present.

Vote Required

Each stockholder will have one vote for each share of the Company’s common stock held as of the Record Date. Shares of our common stock represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. Abstentions on a specific proposal will be considered as present at the Annual Meeting and will be counted for purposes of determining whether a quorum is present, but will have no effect on the outcome of any proposal.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return your proxy card, but do not provide instructions, your shares will be voted as follows:

•	FOR the election of James N. Nussle and Scott M. Tabakin as directors for three-year terms (Proposal 1),
•	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2017 (Proposal 2),
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers (Proposal 3), and
•	FOR the approval, on a non-binding advisory basis, of the 1-year option as the frequency of future Say-on-Pay votes (Proposal 4).

With respect to Proposal 1, the election of directors, each director nominee shall be elected by plurality vote. Proposals 2, 3 and 4 shall be approved if a majority of the shares present in person or represented by proxy and entitled to vote on the matter, vote in favor of the applicable proposal. With respect to Proposal 4, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by stockholders.

PRA Group, Inc. 2017 Proxy Statement

CORPORATE GOVERNANCE	7

Corporate Governance

The primary responsibility of the Board is to exercise its business judgment while acting in the best interests of the Company and its stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the daily operations of the Company. The Board must fulfill its responsibilities consistent with its fiduciary duties to the Company and its stockholders and in compliance with all applicable laws and regulations. To assist the Board with fulfilling its duties, the Board has established a leadership structure that supports its oversight responsibilities and has adopted policies and procedures that reflect the Board’s commitment to good corporate governance, including Corporate Governance Guidelines, a Code of Business Conduct and Ethics and a policy to approve transactions with related parties.

Board Leadership

The Board believes that whether to have the same individual occupy the offices of Chairman of the Board and CEO should be decided by the Board, from time to time, in its business judgment after considering relevant factors, including the specific needs of the Company and what is in the best interests of the Company and its stockholders.

Our current Board leadership structure includes a Chairman of the Board who is also the Company’s CEO, a Lead Independent Director, and independent chairs for each of Audit, Compensation, and Nominating and Governance Committees. Historically, the positions of Chairman of the Board and CEO have been held by the same person based upon the Board’s determination that the combined role of Chairman and CEO is in the best interests of the Company and its stockholders. As Chairman and CEO, Mr. Fredrickson has leveraged his extensive experience in the financial sector and daily operational management to effectively and efficiently guide the Board by focusing its attention on issues of greatest importance to the Company and its stockholders.

Our Corporate Governance Guidelines provide that a lead independent director shall be selected by the independent directors whenever the individual selected to serve as Chairman of the Board is also the CEO or otherwise not independent. David N. Roberts served as the Lead Independent Director for 2016 and continues to serve in this role. Mr. Roberts’ duties and responsibilities as the Lead Independent Director include presiding at all meetings of the independent directors, consulting with the Chairman and CEO concerning the agenda for Board meetings and leading the annual evaluation of the Chairman and CEO.

Effective June 1, 2017 following the Annual Meeting, the Board has appointed Kevin Stevenson as the CEO of the Company and Mr. Fredrickson as Executive Chairman of the Board. Mr. Stevenson co-founded the Company and currently serves as the Company’s President and CAO. Mr. Stevenson’s appointment as CEO and Mr. Fredrickson’s appointment as Executive Chairman are part of the Board’s long-term succession plan, which was designed to position the Company for continued success while building on the foundation and principles the Company has maintained for the past 21 years. As a result of Mr. Stevenson’s appointment, the roles of Chairman and CEO will be separate, which the Board believes is appropriate at this time since it will facilitate an orderly leadership transition for management while allowing the Company and the Board to leverage Mr. Fredrickson’s experience and knowledge. Mr. Roberts is expected to continue as Lead Independent Director.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to our directors, officers, including our CEO, CFO and principal accounting officer, and all other employees of the Company. Our Code of Business Conduct and Ethics, which can be found on our website at www.pragroup.com, governs the work behavior and business relationships of the Company’s directors, officers, employees and independent third parties acting on behalf of the Company and sets forth the Company’s policies regarding ethics and standards of business conduct, including conflicts of interest and insider trading. We will disclose amendments to our Code of Business Conduct and Ethics, as well as any waivers of the Code, on our website as permitted by SEC rules. During 2016, there were no waivers of our Code of Business Conduct and Ethics for any of our directors, our Chairman and CEO, our CFO or any of our other executive officers.

PRA Group, Inc. 2017 Proxy Statement

CORPORATE GOVERNANCE	8

Board’s Role in Risk Oversight

The Board recognizes that the Company faces a broad range of risks, including financial, regulatory, operational, political, reputational, governance, and legal, that may affect the Company’s ability to execute corporate strategies and fulfill business objectives. The Board is responsible for overseeing PRA’s risk profile and management’s processes for assessing and managing risk, while management is responsible for daily risk management.

The Board has assigned to its Committees responsibility for reviewing, evaluating and making recommendations to the Board concerning important risk categories that fall within their scope of responsibility, including the following:

•	The Board has established a Compliance Committee, comprised solely of independent directors, which oversees matters of non-financial compliance, significant legal or regulatory compliance exposure and material reports or inquiries from government or regulatory agencies.
•	The Audit Committee receives quarterly updates from the CFO and the Company’s independent registered public accounting firm on financial risks, compliance with reporting requirements, and internal controls. The Audit Committee also receives quarterly reports from the Company’s internal audit department on the results of internal audit testing.
•	The Compensation Committee designs the Company’s compensation programs and incentives to discourage excessive risk-taking. The Compensation Committee, with assistance from Frederic W. Cook & Co. (“FW Cook”), the Compensation Committee’s independent compensation consultant, has reviewed the Company’s compensation policies and practices for all employees, including our NEOs, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on the Company.

Management’s role in assisting the Board with its risk oversight responsibility is critical. The Chief Compliance Officer attends all meetings of the Compliance Committee and regularly attends meetings of the Board of Directors, including an executive session at least quarterly with the Board. Other members of senior management routinely attend Board meetings, report on their activities and present quarterly risk management reports to the Audit Committee and the Board. These reports include risk considerations and discussions concerning actions and strategies for monitoring, managing and mitigating any risks identified. The Company’s Compliance Department documents known risks, assesses the sufficiency of risk identification, and recommends the risk management and mitigation strategies.

Policy for Approval of Related Party Transactions

Our Board has adopted a written policy for review, approval and disclosure of transactions between the Company and directors, director nominees, executive officers, beneficial owners of more than 5% of the Company’s common stock or immediate family members of any of the foregoing (each, a “related party”). Under our Related Party Transaction Policy, the Nominating and Governance Committee must approve or ratify all related party transactions involving amounts greater than $120,000 in a calendar year and in which a related party has a direct or indirect material interest. Under the Policy, certain transactions with related parties are deemed pre-approved such as transactions in which the related party’s interest arises solely from the person’s service as a director of another entity that is a party to the transaction, certain charitable contributions and transactions determined by competitive bids. In assessing a related party transaction, the Nominating and Governance Committee considers several factors including, the commercial reasonableness of the terms of the transaction, the materiality of the transaction to the Company and the impact of the transaction on the related party’s independence.

PRA Group, Inc. 2017 Proxy Statement

OUR BOARD AND ITS COMMITTEES	9

Our Board And Its Committees

Building Our Board

Our Board recognizes that the duties and responsibilities of a director require highly skilled individuals with diverse qualities, skills, attributes, and professional experience. The Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee reviews potential candidates for director vacancies and recommends nominees to the Board for approval and may retain, from time to time, a third-party search firm to assist in identifying potential candidates.

Our Board and Nominating and Governance Committee have determined that there are general requirements for service on the Board that all directors must possess, including the following:

•	high integrity and ethical standards;
•	commitment to representing the long-term interests of stockholders;
•	a proven record of success in the individual’s field;
•	an understanding of, and respect for, good corporate governance practices;
•	the ability to devote time necessary to properly discharge the duties associated with serving as a director, including attending and participating in Board and Committee meetings;
•	intangible qualities such as willingness to ask difficult questions while continuing to work collegially with other directors and management; and
•	an appreciation for diversity and inclusion.

While the Board does not have a specific diversity and inclusion policy, it does consider diversity of race, ethnicity, gender, age, cultural background, and professional experiences in evaluating candidates for Board membership.

Director Qualifications

In addition to the characteristics that each director must possess, the Board and the Nominating and Corporate Governance Committee have identified certain qualifications, experiences, knowledge, skills, and abilities that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The table below reflects the specific qualifications and experiences of each director that led the Board to conclude that the director is qualified to serve on the Board. While we look to each director to be knowledgeable in these areas, a “✓” in the chart below indicates that the item is a specific qualification or experience that the director brings to the Board. The absence of a “✓” for a particular item does not necessarily mean that the director does not possess that qualification or experience.

Qualifications	High Level of Financial Literacy	Risk Oversight	Leadership & Board Experience	Financial Industry Experience	Government & Regulatory Experience	Experience with Complex Organizations	Entrepreneurial Spirit	International/ Global Experience
Vikram A. Atal	✓	✓	✓	✓		✓		✓
John H. Fain	✓		✓			✓	✓
Steven D. Fredrickson	✓		✓	✓		✓	✓	✓
Penelope W. Kyle	✓		✓		✓	✓
James A. Nussle	✓	✓	✓		✓	✓	✓	✓
Geir L. Olsen	✓		✓	✓			✓	✓
David N. Roberts	✓		✓	✓
Kevin P. Stevenson	✓		✓	✓		✓	✓	✓
Scott M. Tabakin	✓	✓	✓		✓	✓	✓
Lance L. Weaver	✓	✓	✓	✓	✓	✓	✓	✓

PRA Group, Inc. 2017 Proxy Statement

OUR BOARD AND ITS COMMITTEES	10

Committees of the Board

The standing Committees of the Board are the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each standing Committee operates pursuant to a written charter, which is available on the Investor Relations section of the Company’s website. All members of the standing Committees are independent as defined by NASDAQ Stock Market (“NASDAQ”) listing standards and SEC rules. In addition, each standing Committee has the ability to retain, at the Company’s expense, special legal, accounting, or other consultants or advisors it deems necessary in the performance of its duties. Additional information concerning the standing Committees is included in the chart below.

Committee	Primary Roles and Responsibilities	Quick Facts
Audit Committee Chair Scott M. Tabakin Members Vikram A. Atal John H. Fain James M. Voss

•    Monitors and reviews the integrity of the Company’s financial reports and monitors and provides oversight of the Company’s systems of internal controls regarding accounting and financial reporting;

•    Engages and monitors the independence and performance of the Company’s independent auditors;

•    Monitors the independence and performance of the Company’s internal auditors; and

•    Provides an avenue of communication between the independent auditors, management, the internal audit department and the Board.

Number of meetings held in 2016: 9 All members are “audit committee financial experts” as defined by SEC rules.
Compensation Committee Chair David N. Roberts Members John H. Fain James M. Voss Lance L. Weaver

•    Develops and oversees the implementation of the Company’s compensation philosophy with respect to its directors, CEO, other NEOs and other executive officers;

•    Designs the Company’s compensation program in a non-discriminatory manner, consistent with the Company’s compensation philosophy, internal equity considerations, and market practice;

•    Considers compliance with applicable laws and regulations that have an impact on Company’s business when making compensation decisions to encourage the highest standards of integrity and ethical conduct;

•    Reviews and approves the Compensation Discussion and Analysis section in the Company’s proxy statements, which discusses the Company’s executive compensation program and policies and the reasoning behind such program and policies; and

•    Reviews compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk.

Number of meetings held in 2016: 8

All members are “outside directors” within the meaning of §162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” within the meaning of §16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Nominating and Corporate Governance Committee Chair Penelope W. Kyle Members James A. Nussle Lance L. Weaver

•    Develops and recommends to the Board a set of effective corporate governance policies and procedures applicable to the Company;

•    Identifies individuals qualified to become Board members and recommend that the Board select a group of director nominees for each annual meeting of the Company’s stockholders;

•    Ensures that the Audit, Compensation and Nominating and Corporate Governance Committees of the Board have the benefit of qualified and experienced “independent” directors, as that term is defined by applicable NASDAQ listing standards and SEC rules; and

•    Considers candidates recommended by stockholders in accordance with Section 2.11 of the Company’s By-laws and Article Five of the Company’s Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) using the same criteria in evaluating candidates nominated by a stockholder as it does for candidates recommended by the Board or management.

Number of meetings held in 2016: 4

PRA Group, Inc. 2017 Proxy Statement

OUR BOARD AND ITS COMMITTEES	11

In addition to the standing Committees, the Board also has ad hoc Compliance and Strategy Committees.

Compensation Committee Interlocks and Insider Participation

During 2016, all Compensation Committee members were independent directors, no member was an employee or former employee of the Company and no member had any related party transactions that would require disclosure under SEC rules. During 2016, no NEO of the Company served on any compensation committee (or its equivalent) or board of directors of any other company whose executive officer served on our Compensation Committee or Board.

Director Independence

The Board has established guidelines, which conform to the independence requirements included in the NASDAQ listing standards and SEC rules and regulations, to assist it in determining director independence. Based on these guidelines, the Board has determined that Messrs. Atal, Fain, Nussle, Roberts, Tabakin, Voss and Weaver and Ms. Kyle are independent according to NASDAQ listing standards and SEC rules.

Director Attendance

During 2016, the Board held seven meetings. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which the director served during 2016. All directors are encouraged, but not required, to attend our Annual Meeting of Stockholders. All directors attended the 2016 Annual Meeting of Stockholders.

Communications with the Board

Stockholders may communicate with members of the Board by transmitting their correspondence by mail or email. All such communications should be sent to the attention of the Corporate Secretary as specified below:

Corporate Secretary

PRA Group, Inc.

120 Corporate Boulevard

Norfolk, Virginia 23502

corporatesecretary@pragroup.com

The Company’s confidential toll-free fraud hotline may be used by any stockholder who prefers to raise a concern to the Board in a confidential or anonymous manner by dialing 1-855-874-2659. All communications to the Company’s confidential fraud hotline are referred to the Chair of the Audit Committee.

Communications that are addressed to one or more directors will be collected and organized by the Corporate Secretary and forwarded to the Chairman of the Board, or if addressed to an identified independent director, to that director, as soon as practicable. Communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may forward only representative correspondence or summaries. The Company’s Corporate Secretary will determine whether any communication addressed to the entire Board as a whole should be properly addressed by the entire Board or by a Committee. If a response to the communication is warranted, the content and method of the response will be coordinated with the Company’s Corporate Secretary.

PRA Group, Inc. 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	12

Our Board currently consists of 11 members. Mr. Voss, whose term expires at the 2017 Annual Meeting, has decided not to stand for reelection. As a result, the Board has reduced the size of the Board to 10 directors effective immediately after the 2017 Annual Meeting and you will not be able to cast votes for more than two nominees.

Our Certificate of Incorporation provides that our Board shall be divided into three classes with each class consisting of approximately one-third of the total number of directors. Each director serves a three-year term or, if earlier, until the director’s resignation, death or removal, and one class of directors is eligible for election at each annual meeting of stockholders. Nominees for director that receive the affirmative votes of a plurality of shares represented and voting in person or by proxy at the Annual Meeting will be elected.

The Nominating and Corporate Governance Committee recommended to the Board that James N. Nussle and Scott M. Tabakin be nominated for election to the Board to serve until the 2020 Annual Meeting of Stockholders. Any nominee for director who receives a greater number of votes withheld than votes for his or her election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider the best interests of the Company and its stockholders and will recommend to the full Board what action should be taken with respect to the tendered resignation.

Messrs. Nussle and Tabakin have each consented to serve as a director if elected. We have no reason to believe that either of the nominees will be unable or unwilling for good cause to serve. However, if either nominee should become unable or unwilling to serve, proxies may be voted for another person nominated as a substitute by the Board or the Board may reduce the number of directors. If the Board nominates a substitute, the shares represented by all valid proxies will be voted for that nominee.

The Company did not receive any recommendations of potential director candidates from stockholders for consideration at the Annual Meeting.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH
DIRECTOR NOMINEE.

PRA Group, Inc. 2017 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS	13

DIRECTOR NOMINEES – THREE-YEAR TERMS EXPIRING AT THE 2020 ANNUAL MEETING OF STOCKHOLDERS

JAMES A. NUSSLE

President and CEO, Credit Union National Association
Director Since 2013

Mr. Nussle, 56, has served as President and CEO of the Credit Union National Association since September 2014. Mr. Nussle has also served on the board of trustees of Thrivent Financial Mutual Funds since 2011 and is an industry advisor to a private equity firm, Avista Capital Partners. Mr. Nussle previously served as the President of Growth Energy, a renewable energy industry association based in Washington, D.C., from 2010 to 2013. Prior to his private sector career, Mr. Nussle served extensively in government at both the local and federal levels. He served eight terms as a U.S. Representative from Iowa between 1991 and 2007, was elected by his colleagues to serve three terms as the House Budget Committee Chairman, and was selected by President George W. Bush in 2007 to serve in his Cabinet as the Director of the Office of Management and Budget. Mr. Nussle also served on a number of President Bush’s policy councils including the National Economic, Homeland Security, and National Security Councils. Mr. Nussle’s career also includes four years as an elected prosecuting attorney in Iowa and the practice of law in Iowa.

In addition to his industry experience, Mr. Nussle’s legal background and significant experience interacting with regulators qualify him to serve on the Board.

SCOTT M. TABAKIN

Independent Consultant and Advisor
Director Since 2004

Mr. Tabakin, 58, is an executive-level consultant, advising boards and management teams on strategy, capital raising, capital structures and exit strategies. He was a certified public accountant and has more than 30 years of public company experience. From December 2011 until December 2013, Mr. Tabakin was Executive Vice President and CFO of Value Options, Inc. (now Beacon Health Options, Inc.), then the nation’s largest independent, privately owned behavioral health and wellness company. Mr. Tabakin also served as Executive Vice President and CFO of Bravo Health, Inc., a privately owned managed health care company, from July 2006 until the sale of the company in November 2010. Prior to that, he was Executive Vice President and CFO of AMERIGROUP Corporation, then a publicly traded (NYSE) managed health care company. From October 1992 until May 2001, Mr. Tabakin was Executive Vice President and CFO of Beverly Enterprises, Inc. (now Golden Living Center), then the nation’s largest publicly traded (NYSE) provider of long-term health care. From June 1980 until October 1992, Mr. Tabakin worked for the accounting firm of Ernst & Young. He also serves on the boards of the University of Maryland Medical System Health Plans and Living Life Solutions.

Mr. Tabakin’s experiences, including his tenure as the CFO of two large publicly traded companies, provide him with a comprehensive understanding of the complex financial and legal issues facing public companies and qualify him to serve on the Board.

PRA Group, Inc. 2017 Proxy Statement

CONTINUING DIRECTORS	14

DIRECTORS WITH THREE-YEAR TERMS EXPIRING AT THE 2018 ANNUAL MEETING OF STOCKHOLDERS

VIKRAM A. ATAL

President, Atal Advisers, LLC
Director Since 2015

Mr. Atal, 61, has served as President of Atal Advisers, LLC since February 2013, when he formed the business and strategy consulting firm. Prior to forming Atal Advisers, Mr. Atal served in executive roles with increasing responsibility with Citigroup, Inc. for 27 years, including as Executive Vice President for Citigroup’s global consumer bank from 2008 to 2013, where he had responsibility for shaping Citi as an information-centric enterprise, leveraging analytics and data to drive growth, and overseeing loss mitigation efforts against Citi’s high-risk consumer portfolio through the financial crisis. From 2005 to 2008, Mr. Atal served as Chairman and CEO for Citi Cards’ branded and retail partner cards franchise in North America, which had revenues of $18 billion and more than 60 million customers. His previous roles with Citigroup included leadership of partnership programs for Citi Cards, serving as CFO of Citi’s U.S. cards franchise, and overseeing SEC, regulatory and business financial reporting for Citicorp.

Mr. Atal’s experiences as a senior executive in the financial services industry along with his significant international experience working for complex, publicly traded organizations qualify him to serve on the Board.

STEVEN D. FREDRICKSON

Chairman and CEO, PRA Group, Inc.
Director Since 2002

Mr. Fredrickson, 57, has served as the Company’s Chairman and CEO since 2002 when the Company became public. He also served as the Company’s President from 2002 to August 2015. Prior to co-founding the Company in 1996 with Mr. Stevenson, Mr. Fredrickson held various leadership roles with Household Recovery Services’ (“HRSC”) Portfolio Services and Household Commercial Financial Services groups and specialized in corporate and real estate workouts at Continental Bank of Chicago. Effective June 1, 2017, Mr. Fredrickson will become Executive Chairman of the Board. Mr. Fredrickson is a member of the board of directors for the United Way of South Hampton Roads and the St. Mary’s Home Foundation. He is also on the executive advisory council of the Strome College of Business at Old Dominion University and a Trustee of the Eastern Virginia Medical School Foundation.

Mr. Fredrickson’s tenure as Chairman and CEO of the Company, which operates in a complex financial and highly regulated environment, and his extensive industry knowledge qualify him to serve on the Board.

PRA Group, Inc. 2017 Proxy Statement

CONTINUING DIRECTORS	15

PENELOPE W. KYLE

President Emeritus, Radford University
Director Since 2005

Ms. Kyle, 69, has been President Emeritus of Radford University since July 2016, when she retired after serving more than 11 years as the first female President of the University. Prior to her appointment as President of Radford University on June 1, 2005, she served as the first female Executive Director of the Virginia Lottery, having been appointed to that position by three successive Virginia governors. Ms. Kyle is an attorney who began her legal career at the law firm of McGuireWoods LLP. She was later employed by CSX Corporation, a publicly traded company, for 13 years in a variety of legal and executive positions, and became the company’s first female officer. Ms. Kyle served two terms as a member of the Fulbright Foundation (Canada) board, was a member of the National Collegiate Athletic Association’s Presidents Council and currently serves as a member of the Knight Commission on Intercollegiate Athletics. She has also served on the boards of several private institutions and public universities. Ms. Kyle previously served as a director of Cornerstone Realty Income Trust, Inc. (NYSE), where she was a member of the compensation committee and chair of the audit committee.

Ms. Kyle’s extensive leadership roles in law, business, and government, and particularly her role as a former chief executive of a public university, provide her with the requisite management experience and business expertise to serve on our Board.

LANCE L. WEAVER

Retired President, Virgin Money Cards
Director Since 2015

Mr. Weaver, 62, is an accomplished consumer financial services executive with nearly 40 years of experience across the consumer lending, mortgage and credit card asset classes. He has served as an advisor to financial services companies including VISA, Citigroup, Total System Services and Apollo Capital, and was President, Money Cards for Virgin Money Holdings in the U.K. from 2013 to 2015. Mr. Weaver also served on the board of directors of FedBid, Inc. from 2014 until 2015. Before holding these positions, he was President of EMEA Card Services for Bank of America, with approximately $30 billion in assets across Europe, Canada and China. He had previously served on the senior management team of MBNA Corporation for 15 years, where he helped build MBNA into the largest independent credit card lender in the world when it was acquired by Bank of America in 2006. His prior experience includes executive leadership roles with Citigroup, Wells Fargo and Maryland National Bank. He is a past member of the Georgetown University board of directors and board of trustees, and a past board chair of MasterCard Incorporated.

Mr. Weaver’s international experiences in the financial services industry along with his experience working for complex, highly regulated, publicly traded organizations make him a strong, well-qualified addition to the Board of Directors.

PRA Group, Inc. 2017 Proxy Statement

CONTINUING DIRECTORS	16

DIRECTORS WITH THREE-YEAR TERMS EXPIRING AT THE 2019 ANNUAL MEETING OF STOCKHOLDERS

JOHN H. FAIN

Retired President and CEO of Metro Information Services, Inc.
Director Since 2010

Mr. Fain, 68, has more than 25 years of business management experience, including service as the co-founder, President and CEO of Metro Information Services, Inc. (“Metro”). Metro was an information technology consulting services firm that went public in 1997, and subsequently merged with Keane, Inc. in 2001. Prior to co-founding Metro, Mr. Fain developed and managed his own independent data processing consulting practice, servicing clients in multiple states. Mr. Fain retired in 2002 and currently serves on the Investment Committee of the Hampton Roads Community Foundation and the Endowment Committee of the Virginia Beach Aquarium and Marine Science Center Foundation.

Mr. Fain’s insight concerning the use of information technology strategies in large companies, his operational and financial expertise and his experience as a CEO and director of a public company qualify him to serve on the Board.

GEIR L. OLSEN

Partner, Ubon Partners
Director Since 2016

Mr. Olsen, 44, was the CEO and a board member of Aktiv Kapital, AS, a leading European consumer debt purchaser, from September 2011 until its acquisition by the Company in 2014. Post-acquisition he served as the CEO of PRA Group Europe until January 2016. Under Mr. Olsen’s leadership, the two companies were integrated, and PRA Group’s European market position was significantly strengthened. Prior to Aktiv Kapital, Mr. Olsen held various leadership roles in sales, marketing and strategy with Cisco Systems and Tandberg, a Norwegian company that Cisco acquired in 2010. He also advised financial services and technology companies as a consultant at McKinsey & Company for five years prior to joining Tandberg. Currently, Mr. Olsen is a partner at Ubon Partners, an investment company focused on early stage companies in technology and financial services that he cofounded in 2013, and is Chairman of Avida Finans, a consumer and small and medium enterprises (SME) credit provider in the Nordic region. He previously served on the board of Acano Ltd, a technology company based in the U.K., prior to its acquisition by Cisco.

Mr. Olsen’s qualifications as a director include an in-depth understanding of the European debt purchase markets and experience in using technology to transform businesses.

PRA Group, Inc. 2017 Proxy Statement

CONTINUING DIRECTORS	17

DAVID N. ROBERTS

Head of Strategy, Angelo, Gordon & Co.
Chairman, CEO and Chief Investment Officer of AG Mortgage Investment Trust, Inc.
Director Since 2002

Mr. Roberts, 55, joined Angelo, Gordon & Co., a registered investment advisor (“AG”), in 1993. Mr. Roberts helped launch and develop many of the firm’s businesses, including real estate, private equity and net lease real estate, residential mortgage-backed securities, and energy lending. Currently Mr. Roberts is the Chairman, CEO and Chief Investment Officer of AG Mortgage Investment Trust, Inc., a publicly traded company. Mr. Roberts, through his role at AG, helped to guide the Company through its transition from a small private company to a major, publicly traded company. Prior to joining AG, Mr. Roberts was a principal at Gordon Investment Corporation, a Canadian merchant bank (“GIC”), from 1989 to 1993, where he participated in a wide variety of transactions. Prior to his tenure with GIC, he worked in the Corporate Finance department at L.F. Rothschild where he specialized in mergers and acquisitions.

Mr. Roberts’ qualifications to serve on the Board include his extensive knowledge of the Company and the industry in which it operates, and his financial expertise in business development, operations and strategic planning.

KEVIN P. STEVENSON

President and CAO of PRA Group, Inc.
Director Since 2015

Mr. Stevenson, 53, has served as the Company’s President and CAO since August 2016. From 2002 to August 2015, Mr. Stevenson served as the Company’s Executive Vice President, Chief Financial and Administrative Officer, Treasurer and Assistant Secretary. In August 2015, Mr. Stevenson was elected to the Board and also became the Company’s President, CAO and Interim CFO, positions he held until August 2016. Effective June 1, 2017, Mr. Stevenson will become the Company’s CEO. Prior to co-founding the Company with Mr. Fredrickson in 1996, Mr. Stevenson held various positions with HRSC, including Controller, and Household Bank, where he served as the controller of a regional processing center and also managed the collections, technology, research and ATM departments. While at Household Bank, he participated in numerous bank and branch acquisitions as well as divestitures. Mr. Stevenson is a certified public accountant and currently serves on the boards of the American Red Cross of Southeastern Virginia and EQUI-KIDS Therapeutic Riding Program of Virginia Beach.

Mr. Stevenson’s qualifications to serve on the Board include his deep Company and industry knowledge and strong financial acumen.

PRA Group, Inc. 2017 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION	18

Non-Employee Director Compensation

Our Board of Directors, upon the recommendation of the Compensation Committee, establishes the compensation for our non-employee directors. Non-employee director compensation for 2016 included annual cash retainers for our Board, Committee members and Chairs, and our Lead Independent Director. On the date of the 2016 Annual Meeting, each non-employee director also received an equity award valued at approximately $110,000 that consisted of RSUs, which vest on the anniversary of the grant date. The vesting schedule for the RSUs, combined with the director stock ownership guidelines described below, are intended to align our non-employee directors’ economic interests with those of our stockholders.

Details concerning our non-employee director compensation for 2016 are as follows:

Annual Board Retainers	2016
Cash	$60,000
Common Stock	$110,000

Annual Committee Chair and Lead Independent Director Retainers (Cash)	2016
Lead Director Retainer	$25,000
Audit Committee	$25,000
Compensation and Strategy Committees	$17,500
Nominating and Corporate Governance and Compliance Committees	$15,000

Annual Committee Member Retainers (Cash)	2016
Audit Committee	$12,500
Compensation and Strategy Committees	$8,750
Nominating and Corporate Governance and Compliance Committees	$7,500

Our non-employee directors received the following compensation for service during 2016:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Vikram A. Atal	$85,000	$109,985	$194,985
John H. Fain	$81,250	$109,985	$191,235
Penelope W. Kyle	$82,500	$109,985	$192,485
James A. Nussle	$82,500	$109,985	$192,485
Geir L. Olsen	$64,375	$109,985	$174,360
David N. Roberts	$110,625	$109,985	$220,610
Scott M. Tabakin	$92,500	$109,985	$202,485
James M. Voss	$81,250	$109,985	$191,235
Lance L. Weaver	$76,875	$109,985	$186,860

(1)	The amounts reported in the Stock Awards column represent the aggregate grant date fair value of the stock awards calculated by multiplying the number of unvested shares granted by the closing price of the Company’s common stock on the grant date. The actual amount of compensation realized by a director will depend upon the market price of the Company’s common stock on the vesting date.

In addition to the compensation described above, each non-employee director is reimbursed for travel expenses incurred for attending Board meetings and reasonable expenses associated with participating in continuing education programs. The Company offers no retirement benefits or perquisites to directors. The Company maintains policies of directors’ and officers’ liability insurance covering all directors.

Director Stock Ownership Guidelines

Recognizing that each director should have a substantial personal investment in the Company, the Board has adopted stock ownership guidelines that apply to each non-employee director, which requires beneficial ownership by each non-employee director of shares of the Company’s common stock valued at not less than five times the director’s annual cash retainer for serving on the Board. Directors are expected to acquire and maintain this share ownership threshold within five years after joining the Board. As of March 31, 2017, all non-employee directors have met the stockholding requirement or are in the process of meeting the requirement within the five-year period.

PRA Group, Inc. 2017 Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KPMG LLP	19

KPMG served as the Company’s independent registered public accounting firm for the year ended December 31, 2016 and has been appointed by the Audit Committee to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2017. Although not required to do so, the Board is submitting the selection of KPMG for ratification by the Company’s stockholders as a matter of good corporate governance practice. The Audit Committee is not required to take any action based on the outcome of the vote on this Proposal 2. However, if our stockholders do not ratify the appointment of KPMG, the Audit Committee may consider whether to select a different independent registered public accounting firm. Even if the selection of KPMG is ratified by the stockholders, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE MATTERS

Fees Paid to KPMG

KPMG served as the Company’s independent registered public accounting firm with respect to the audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2016.

The following table sets forth the fees billed or expected to be billed by KPMG for audit and other services for the years ended December 31, 2015 and 2016.

Service	2015	2016
Audit Fees(1)	$2,409,150	$2,623,071
Audit-Related Fees(2)	—	$391,505
Tax Fees(3)	$3,821	—
All Other Fees(4)	$73,491	$18,364
Total	$2,486,462	$3,032,940

(1)	Audit Fees primarily relate to the audits of the Company’s annual consolidated financial statements and effectiveness of the Company’s internal control over financial reporting and reviews of the quarterly consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit-Related Fees relate primarily to expenses incurred in connection with document production requests and services required for capital transactions and compliance certificates for Europe.

(3)	Tax Fees primarily relate to tax compliance and tax consulting services for the United Kingdom.

(4)	All Other Fees relate to assistance with XBRL tagging, liquidations and a financial reporting template in Europe.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures that require pre-approval by the Audit Committee or the Audit Committee Chair of all permitted non-audit services provided by KPMG. Under the policy, the Audit Committee Chair has the authority to approve permitted non-audit services. If the Audit Committee Chair approves a permissible non-audit service, the Audit Committee ratifies the Chair’s approval at its next meeting. During 2016, the Audit Committee pre-approved all services provided by KPMG. The Audit Committee has considered the provisions of these services by KPMG and has determined that the services are compatible with maintaining KPMG’s independence.

PRA Group, Inc. 2017 Proxy Statement

REPORT OF THE AUDIT COMMITTEE	20

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, financial reporting, internal controls and management processes. KPMG, the Company’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed with management and KPMG the Company’s audited financial statements for the year ended December 31, 2016. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301 Communications with Audit Committees, and such other matters as are required to be discussed under auditing standards generally accepted in the United States of America. In addition, the Audit Committee has received the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG its independence. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to the Company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

This report is submitted on behalf of the following independent directors, who currently constitute the Audit Committee:

Audit Committee

Scott M. Tabakin, Chair
Vikram A. Atal
John H. Fain
James M. Voss

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE OFFICERS	21

	Age as of
Name and Position	March 31, 2017	Background and Experience
Steven D. Fredrickson Chairman of the Board and CEO	57	See the biographical information for Mr. Fredrickson under “Continuing Directors – Directors With Terms Expiring at the 2018 Annual Meeting” on page 14 of this Proxy Statement.
Kevin P. Stevenson President and CAO	53	See the biographical information for Mr. Stevenson under “Continuing Directors – Directors With Terms Expiring at the 2019 Annual Meeting” on page 17 of this Proxy Statement.
Peter M. Graham Executive Vice President and CFO	51	Mr. Graham has served as the Company’s Executive Vice President and CFO since August 2016. Prior to joining the Company, Mr. Graham served as a finance executive on the GE Capital Corporation exit plan team from 2015 until August 2016. From 2010 to 2015, Mr. Graham held various positions with GE Capital, including CFO for GE Commercial Distribution Finance from 2014 to 2015 and CFO for GE Capital Markets from 2010 to 2014.
Andrew Berardi Senior Vice President, Global Insolvency Investment Services	55	Mr. Berardi has served as the Company’s Senior Vice President, Global Insolvency Investment Services since January 2017. From July 2014 when he joined the Company until January 2017, Mr. Berardi served as the Company’s U.K., Managing Director. Prior to joining the Company, Mr. Berardi was a Partner with Pamplona Capital Management, LLP where he built Pamplona’s capabilities in purchasing individual voluntary arrangements (“IVA”) and protected trust deeds. Mr. Berardi also worked at The Bear Stearns Companies Inc. from 1993 to 2008, where he was instrumental in developing the IVA debt purchase market in the U.K.
Christopher B. Graves Executive Vice President, Americas Core	48	Mr. Graves has served as Executive Vice President, Americas Core since August 2015. He joined the Company in 2006 as Vice President of Portfolio Acquisitions and served in that position until 2009 when he became Executive Vice President of Core Acquisitions.
Christopher D. Lagow Senior Vice President and General Counsel	43	Mr. Lagow served as the Company’s U.S. Counsel – Litigation from 2006, when he joined the Company, until 2014. In 2014, Mr. Lagow became the Company’s Deputy General Counsel and served in that role until 2015 when he became Senior Vice President and General Counsel.
Tikendra Patel Chief Executive Officer, PRA Group Europe	51	From 2008 until 2014, Mr. Patel served as the Chief Operating Officer of Aktiv Kapital. Upon the Company’s acquisition of Aktiv Kapital in 2014, Mr. Patel became the Chief Operating Officer of PRA Group Europe. In 2016, Mr. Patel became the CEO of PRA Group Europe.
Steven C. Roberts Chief Strategy and Business Development Officer	55	Mr. Roberts joined the Company as President, Business and Government Services in November 2012 and served in that position until November 2015 when he became Chief Strategy and Business Development Officer. Prior to joining the Company, Mr. Roberts launched ShopText, Inc., a privately held mobile shopper marketing and loyalty business.
Martin Sjölund Chief Operating Officer, Europe	44	Mr. Sjölund served as Director-Group Strategy and Corporate Development (Europe) of Aktiv Kapital from 2011 until 2014 when Aktiv Kapital was acquired by the Company. He held the same position with the Company until November 2015 when he was appointed Chief Operating Officer – Europe. Prior to joining the Company, Mr. Sjölund held positions of increasing responsibility in sales and strategy from 2009 to 2011 with EMEA Tandberg, which was acquired by Cisco Systems in April 2010.
Laura B. White Chief Compliance Officer	46	Ms. White has served as the Company’s Chief Compliance Officer since April 2014. Prior to joining the Company, Ms. White served as the Chief Risk and Compliance officer, Americas Zone for Allianz Global Assistance from 2010 to 2014.

PRA Group, Inc. 2017 Proxy Statement

PROPOSAL 3: APPROVAL OF NEO COMPENSATION	22

Pursuant to Section 14A of the Exchange Act, the Company’s stockholders are being asked to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement. This vote provides stockholders with the opportunity to express their views on the compensation of our NEOs.

An objective of the Company is to retain highly qualified and talented executives and to provide appropriate incentives to encourage their high performance, which creates value for the Company’s stockholders. As described in detail in this Proxy Statement, the Company seeks to closely align the interests of its NEOs with the interests of its stockholders and appropriately reward performance while discouraging unnecessary or excessive risk-taking. A vote on Proposal 3 will not approve any specific item of compensation, but rather the overall compensation of the Company’s NEOs. Accordingly, stockholders are asked to cast their votes “FOR” Proposal 3 to indicate their support for the Company’s compensation of its NEOs as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, Summary Compensation Table and related compensation tables and narrative.

This vote is not binding on the Company, the Board or the Compensation Committee. However, it will provide information to the Company, the Board and the Compensation Committee regarding stockholder sentiment about the Company’s executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of 2017 and beyond. The Compensation Committee values the opinions of its stockholders and will take into consideration any concerns they may raise (in the event there is any significant vote against the executive officer compensation as described in this Proxy Statement) when making future executive compensation decisions.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PRA Group, Inc. 2017 Proxy Statement

PROPOSAL 4: FREQUENCY OF SAY-ON-PAY VOTE	23

Section 14A of the Exchange Act provides stockholders with the opportunity to indicate how frequently they would like to vote on our Named Executive Officers’ compensation (“Say-on-Pay”). Proposal 4 provides our stockholders with the opportunity to indicate their preference for holding a Say-on-Pay vote annually, every two years or every three years (“Say-on-Frequency”). Our first Say-on-Frequency vote was held in 2011. Our stockholders approved, on a non-binding advisory basis at our 2011 Annual Meeting, annual voting for Say-on-Pay by an overwhelming majority of the votes cast on the proposal. We are required to provide you with a Say-on-Frequency vote once every six calendar years.

Our Board values and encourages constructive dialogue on our executive compensation. Our Board believes that the “Say-on-Pay” advisory vote is an important vehicle for stockholders to provide feedback, which is most useful when it is timely and received in a consistent manner. Moreover, the Board acknowledges the strong preference expressed at the 2011 Annual Meeting by our stockholders for annual Say-on-Pay voting. Therefore, the Board recommends an annual vote on our Named Executive Officers’ compensation.

You may select an annual, two-year or three-year option for the Say-on-Pay vote. The option that receives the most votes will be deemed the preference of our stockholders on the frequency of the Say-on-Pay vote. Although the vote on this Proposal 4 is not binding on the Company, our Board or the Compensation Committee, our Board will review the voting results and will consider stockholders’ views on how often Say on Pay votes should be held.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 1-YEAR
OPTION FOR THE FREQUENCY OF OUR SAY-ON-PAY VOTE.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	24

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) is intended to provide you with a description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEOs. At the 2016 Annual Meeting of Stockholders, 98.2% of the votes cast approved our NEO compensation on an advisory basis. Based on this strong stockholder support of our NEOs’ 2015 compensation, the Compensation Committee concluded that no significant revisions were necessary to our compensation program for our NEOs.

2016 Financial Results

During 2016, we had the following results:

•	In 2016, net income was $85.1 million, or $1.83 diluted EPS, compared to $167.9 million, or $3.47 EPS in 2015, largely due to elevated allowance charges in 2016;
•	Total revenues were $830.6 million in 2016, a decrease of $111.4 million, or 12%, compared to total revenues of $942.0 million in 2015;
•	Cash collections decreased by 3% to $1.49 billion in 2016, compared to the record level of $1.54 billion in cash collections in 2015; and
•	Portfolio acquisitions were down 2%, to $947.3 million, compared to $963.8 million in 2015.

1-YEAR NET	1-YEAR	1-YEAR	1-YEAR	1-YEAR
INCOME	EPS	REVENUE	CASH	PORTFOLIO
DECLINE	DECLINE	DECLINE	COLLECTIONS	ACQUISITIONS
			DECLINE	DECLINE

Over the last 3-year period, we had the following results:

•	Net income declined 51%, from $175.3 million in 2013 to $85.1 million in 2016. Diluted EPS decreased 47% to $1.83 per diluted share in 2016, compared to $3.45 diluted EPS in 2013;
•	Total revenues increased 13% to $830.6 million in 2016, compared to total revenues of $735.1 million in 2013;
•	Cash collections increased by 31% to $1.49 billion in 2016, compared to cash collections of $1.14 billion in 2013; and
•	Portfolio acquisitions increased 44% to $947.3 million in 2016, compared to portfolio acquisitions of $656.8 million in 2013.

3-YEAR NET	3-YEAR	3-YEAR	3-YEAR	3-YEAR
INCOME	EPS	REVENUE	CASH	PORTFOLIO
DECLINE	DECLINE	GROWTH	COLLECTIONS	ACQUISITIONS
			GROWTH	GROWTH

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EXECUTIVE COMPENSATION	25

Our 2016 NEO pay was aligned with those results:

•	In 2015, cash bonuses for the 2015 NEOs paid out at 124% of target versus 48% of target in 2016 for the 2016 NEOs. In addition, 25% of the 2016 NEOs’ bonus target was made in the form of RSUs that will vest ratably over the next two years. The calculation of the cash bonus payout as a percentage of target for 2016 includes a 0% bonus payment for Mr. Petit, who separated from the Company in February 2017, but excludes a 100% bonus payment for Mr. Graham consistent with the terms of his employment agreement.
•	Our annual long-term incentive plan (“LTIP”), which is designed to closely align the interests of our NEOs with stockholders and our performance, saw a decrease in payout for the 3-year measurement period ending December 31, 2016 on both the return on equity (“ROE”) and total stockholder return (“TSR”) components of our performance awards.
➢ The ROE component of the 2014 LTIP awards for performance period 2014-2016 resulted in a 91% payout at the end of the performance period. The ROE component of the 2013 LTIP awards for performance period 2013-2015 resulted in a 200% payout at the end of the performance period. This represents a 55% decline in ROE percentage payout.
➢ The relative TSR component of the 2014 LTIP awards for performance period 2014-2016 resulted in a 0% payout at the end of the performance period. The relative TSR component of the 2013 LTIP awards for performance period 2013-2015 resulted in a 90% payout at the end of the performance period. This represents a 100% decline in relative TSR percentage payout.
•	Total 2016 realized pay for our CEO decreased 44% compared with 2015 realized pay and 73% compared with 2014 realized pay:

CEO Realized Pay

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	26

Ceo Realized Pay 2014-2016

Compensation Component	Year	Amount
	2014	$850,000
Salary	2015	$900,000
	2016	$900,000
	2014 (1)	$2,000,000
Annual Bonus Plan	2015 (2)	$1,250,000
	2016 (3)	$500,000
	2014 (4)	$5,471,278
Vested Long-Term Incentives	2015 (5)	$1,860,293
	2016 (6)	$845,636
	2014	$8,321,278
Total Realized Pay	2015	$4,010,293
	2016	$2,245,636

(1)	Paid in 2015 for 2014 performance.

(2)	Paid in 2016 for 2015 performance.

(3)	Paid at 50% of target in cash and 25% of target in time-based RSUs. This only includes cash paid in 2017 for 2016 performance.

(4)	Includes:

	•	time-based RSUs granted in 2011, 2012 and 2013, of which one-third of each grant vested in 2014,

	•	performance stock units (“PSUs”) granted in 2011 that were earned on December 31, 2014 and vested on March 6, 2015 at a fair market value of $49.97 per share, and

	•	PSUs granted in 2012 that partially vested on December 31, 2014 at a fair market value of $58.50 per share.

(5)	Includes:

	•	time-based RSUs granted in 2012, 2013 and 2014, of which one-third of each grant vested in 2015, and

	•	PSUs granted in 2012 that were earned on December 31, 2015 and vested on February 29, 2016 at a fair market value of $22.63 per share.

(6)		Includes:

	•	time-based RSUs granted in 2013, 2014 and 2015, of which one-third of each grant vested in 2016, and

	•	PSUs granted in 2013 that were earned on December 31, 2016 and vested on March 1, 2017 at a fair market value of $40.80 per share.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	27

Philosophy and Objectives of Our Executive Compensation Program

Our compensation philosophy is to align our NEOs’ pay with performance, while ensuring that our executive compensation is attractive, flexible, market based and closely aligned with the interests of our stockholders. Our compensation objectives are to attract, hire, and retain the caliber of executive officers necessary to deliver sustained high performance to our stockholders and to design our compensation programs to:

•	pay for performance,
•	mandate that compliance-related issues are not rewarded,
•	incentivize both short and long term performance,
•	align our pay programs with stockholder interests and our business strategies, and
•	reflect corporate governance best practices.

Our executive compensation program is an important component in each of these compensation goals. Equally important, we view compensation practices as a means for communicating our goals and standards of conduct and performance and for motivating and rewarding employees in relation to their achievements. Within this framework, we observe the following principles:

•	Attract, retain, and motivate highly skilled executives: We believe our NEOs should be provided compensation and benefits that are competitive with those provided by our Compensation Peer Group (see page 30), which permit us to hire and retain top caliber individuals;
•	Create commonality of interest between management and stockholders: We believe we do this by tying a significant portion of realized compensation directly to changes in our stock value;
•	Drive the attainment of short- and long-term financial and strategic objectives: Our compensation program is designed to link directly to our short- and long-term performance goals. Our bonus plan is directly tied to annual performance and our long-term incentive program is designed to focus on a three-year performance and retention period; and
•	Be performance-based, with variable pay constituting a significant portion of total compensation: A significant portion of the annual compensation of our NEOs should vary with annual business performance and each individual’s contribution to that performance. All pay-for-performance decisions also take into consideration compliance with all applicable laws and regulations and we will not reward our NEOs for performance in instances where compliance issues may exist.

We believe that our executive compensation program motivates future performance and is linked, directly and materially, to the Company’s overall performance and each NEO’s individual performance. The following outlines how we make compensation decisions.

Decision-Making: Role of the Compensation Committee

Our Board has delegated oversight of our executive compensation policies and program to its Compensation Committee. Among its duties, the Compensation Committee is responsible for formulating the compensation recommendations for our CEO and approving compensation for all executive officers. Although the Compensation Committee considers the CEO’s recommendations, the Compensation Committee evaluates independently the CEO’s recommendations and makes all final compensation decisions within the parameters of its compensation philosophy. This process includes the following:

•	evaluating the competitiveness of each NEO’s total compensation package, including base salary, annual bonus and long-term equity incentives;
•	reviewing and approving corporate and individual incentive goals and objectives;
•	evaluating individual performance results considering these goals and objectives;
•	considering any adverse compliance-related issues when making pay decisions;

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EXECUTIVE COMPENSATION	28

•	approving any changes to our NEOs’ total compensation packages; and
•	overseeing employment agreements, including the renewal process.

The Compensation Committee is supported in its work by FW Cook, its executive compensation consultant, the CEO (where appropriate), and the Company’s Human Resources department.

Decision-Making: Role of the Chief Executive Officer

Within the framework of the executive compensation program approved by the Compensation Committee and based on a review of competitive market data completed annually, our CEO recommends the mix of base salary, annual bonus and long-term equity incentive awards that our executive officers (excluding himself) should receive as both target and actual total compensation. These recommendations are based upon his assessment of each executive officer’s performance, the performance of the individual’s respective business or function, and any employee retention concerns. The Compensation Committee reviews our CEO’s recommendations and approves any compensation changes affecting the executive officers as it determines in its sole discretion. Our CEO does not play any role with respect to any matter affecting his own compensation and is not present in Compensation Committee meetings when CEO pay is discussed. The Compensation Committee may delegate duties and responsibilities to the CEO, as the Compensation Committee deems to be in the best interests of the Company, provided such delegation is not prohibited by applicable law, rule or regulation.

Decision-Making: Role of the Compensation Consultant

The Compensation Committee has retained FW Cook as its executive compensation consultant. FW Cook reports directly to the Compensation Committee. The Compensation Committee may replace FW Cook or hire additional consultants at any time and retains sole authority to hire any compensation consultant, approve such consultant’s compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

A representative of FW Cook attends meetings of the Compensation Committee and communicates with the Compensation Committee Chair between meetings, as requested. FW Cook provides various executive compensation services to the Compensation Committee, which includes advising the Compensation Committee on the principal aspects of our executive compensation program, updating the Compensation Committee on evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and award values in relation to performance.

During 2016, FW Cook performed the following key services for the Compensation Committee:

•	provided a competitive evaluation of total compensation for the CEO and his direct reports (including the other NEOs) versus our Compensation Peer Group and other survey data;
•	provided recommendations to the Compensation Committee on selection of companies for inclusion in our Compensation Peer Group;
•	provided a competitive evaluation of share usage, dilution, and fair value transfer versus our Compensation Peer Group data;
•	reviewed and provided advice on the CD&A section for the Proxy Statement and related compensation tables;
•	reviewed materials provided to the Compensation Committee and provided commentary when appropriate;
•	provided extensive risk analysis of all incentive pay plans at the Company; and
•	provided a competitive review of the Company’s director compensation program versus Compensation Peer Group data.

FW Cook provided no other services to management or the Company during 2016. The Company has assessed the independence of FW Cook pursuant to SEC rules and has determined that no known conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	29

Key Features Of Our Executive Compensation program

WHAT WE DO	WHAT WE DON’T DO

We tie NEO compensation to performance. The vast majority of each NEO’s total compensation is tied to Company and individual performance (i.e., not guaranteed) and base salary comprises a modest portion of overall compensation opportunity.

We target market median. We target total direct compensation (base salary, annual bonus and long-term incentives) at the market median (50th percentile) of our Compensation Peer Group; we use the median as the beginning reference point and the Compensation Committee then adjusts pay based on a comprehensive review of performance.

Compensation tied to relative stock performance. A portion of each NEO’s target compensation is earned based on the Company’s relative stock performance against our comparative peer groups and the NASDAQ Index.

We have stock ownership guidelines for our NEOs. We have stock ownership guidelines for our CEO at 5x base salary and 3x base salary for all other NEOs. Moreover, the Compensation Committee reserves the right to pay annual bonuses in equity if an NEO has not made significant progress towards meeting the NEO’s stock ownership guideline.

We enhance executive officer retention through equity awards. We enhance executive officer retention by providing a portion of our long-term equity program in time-based awards with multi-year vesting schedules.

We have an independent Compensation Committee. Our Compensation Committee, which is comprised solely of independent directors, engages an independent compensation consultant.

Change in control payments require “double-triggers”. We have adopted “double trigger” vesting for time-based equity awards following a change in control of the Company. We do not accelerate vesting of NEO equity awards on a change in control or upon a termination of employment unless such termination occurs within six months before or 24 months following such change in control or in the event of the NEO’s death.

We include restrictive covenants in our employment agreements. Our employment agreements include restrictive covenants for our NEOs, which are supplemented by restrictive covenants in our equity award agreements.

We do not encourage unnecessary or excessive risk. We believe that neither the design nor the individual elements of our executive compensation program encourage our employees, including our NEOs, to take unnecessary risk or excessive risks. The Compensation Committee annually reviews and approves our compensation strategy and programs and assesses the risks of these programs. This work is done to reduce the likelihood that any risks arising from our compensation programs will have material adverse effect on the Company, in either the short- or the long-term.

We do not guarantee minimum payouts or use a single performance metric. Incentive compensation is not based on a single performance metric and our annual bonus plan does not have guaranteed minimum payouts.

We do not provide across-the-board salary increases. We do not provide across-the-board base salary increases for our executives. Our Compensation Committee evaluates total compensation for all executives and only adjusts base salary when necessary to reflect changes in the executive’s responsibilities or in market conditions.

We do not provide tax gross-ups. We do not provide our NEOs with excise tax gross-ups for payments made in connection with a change in control.

We do not generally provide perks or personal benefits. We do not provide our executive officers with perquisites or other personal benefits, except for comprehensive physical examinations (at a cost of up to approximately $5,000 per officer every five years).

We do not offer deferred-compensation plans. We do not offer any nonqualified deferred-compensation plans or arrangements to any of our employees, including our NEOs.

We do not allow hedging or pledging. We prohibit hedging or pledging of Company securities.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	30

2016 Executive Compensation Highlights

The Compensation Committee believes that our executive compensation program and performance incentives in place in 2016, as more fully described herein, are reflective of the Company’s financial and operational outcomes. The total compensation paid to the NEOs in 2016 reflects the Compensation Committee’s commitment to aligning pay with performance. With input from FW Cook, the Compensation Committee took the following 2016 executive compensation actions:

•	Approved 2016 annual bonus below target level as a result of below target company performance. Additionally, the below target bonus payments were bifurcated between cash and time-based equity grants in the form of RSUs;
•	Approved the Company’s 2016 executive compensation program, including base salary increases for Messrs. Stevenson and Graves, an annual bonus target increase for Mr. Stevenson and an increase in long-term equity incentive grants for Messrs. Fredrickson, Stevenson, and Graves. Mr. Petit’s 2016 long-term equity incentive grant was reduced from the previous year due to decreased cash collections due to decreased supply in the bankruptcy market. The Committee’s approval of the 2016 executive compensation program took into consideration the market median, Company and individual performance, expected future contributions, and executive retention; and
•	Approved compensation for Mr. Graham, who was hired during 2016 as the Company’s Executive Vice President and CFO, consistent with the market median for the position.

Use of Competitive Data

The Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking; however, it believes that information regarding pay practices at comparable companies is useful as a recruitment and retention tool, to maintain competitive compensation practices in the marketplace. Accordingly, the Compensation Committee engages FW Cook to assist and make recommendations in connection with the selection and periodic review of companies to be included in the “Compensation Peer Group” identified below, as well as related analyses in connection with updates made with the approval of the Compensation Committee. We believe the Compensation Peer Group represents the organizations that most closely correlate with us in terms of size and business model and, therefore, include primarily the consumer and specialty finance and data processing industries. The companies that are included in the Compensation Peer Group were included based on certain metrics comparable to those of the Company, principally, net income, market capitalization and complexity of operations. Revenue is taken into consideration but not as heavily as the other metrics listed, as not all our cash receipts are represented in our revenue numbers. A significant portion of our cash receipts is recorded as a reduction of principal on finance receivables amortization, rather than revenue.

Our NEOs’ total target compensation is intended to approximate the median of the Compensation Peer Group. Actual cash compensation may be above or below the median based on actual performance. Realized long-term equity incentives and total compensation will vary from the median based on actual financial and stock price performance.

In its review of the 2016 compensation of the Company’s NEOs, the Compensation Committee did not recommend any changes to the 2015 Peer Group. The Committee primarily reviewed the compensation practices of the Compensation Peer Group listed below:

2016 Compensation Peer Group
Cash America International, Inc.	KCG Holdings, Inc.
Credit Acceptance Corporation	MSCI Inc.
Encore Capital Group, Inc.	Ocwen Financial Corporation
Equifax Inc.	SEI Investments Company
Fair Isaac Corporation	Total System Services, Inc.
FirstCash, Inc.	Walter Investment Management Corp.
Global Payments Inc.	WEX Inc.
HMS Holdings Corp.	World Acceptance Corporation

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EXECUTIVE COMPENSATION	31

In addition to Compensation Peer Group data, the Compensation Committee reviews, but does not place as much emphasis on, financial services and general industry compensation survey data reported by the compensation consulting firm of Willis Towers Watson. The primary focus on the Compensation Peer Group data relates to more direct matches in terms of company size and business mix. The Compensation Committee uses this data to ascertain the competitive market for our NEOs, to determine whether the Company’s compensation levels are competitive, and to make any necessary adjustments to reflect executive performance and Company performance. As a part of this process, FW Cook measures target and actual pay levels for the Company and the Compensation Peer Group within each compensation component and in the aggregate. FW Cook also reviews the mix of the Company’s compensation components with respect to fixed versus variable, short-term versus long-term and cash versus equity-based pay. This information is then presented to the Compensation Committee for its review and use.

The Compensation Committee generally compares the compensation of its NEOs to the median of the Compensation Peer Group. In addition, the Compensation Committee considers factors such as our performance relative to the Compensation Peer Group, the unique characteristics of the individual NEO’s position, and any succession and retention considerations.

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EXECUTIVE COMPENSATION	32

Components of Our Executive Compensation Program

The Compensation Committee measures the competitiveness of our executive compensation program by looking at the median of the Compensation Peer Group and the survey data for each compensation component. The Compensation Committee considers the recommendations of FW Cook in the process of allocating the mix of total compensation among each element of compensation, to provide the appropriate balance of fixed and variable, short- and long-term and cash and equity compensation. The compensation of executives who have the greatest ability to influence the Company’s financial performance is predominately performance-based and at risk, which is consistent with the Company’s overall compensation philosophy.

Compensation Element	Key Objectives/Parameters
Salary (Fixed, cash)	•	Compensates executives for their day-to-day service.
	•	Set on an individual basis at the time of hire or upon promotion or other change in job responsibilities.
	•	The Compensation Committee reviews annually and considers the relative importance of the position, individual experience, skill, level of responsibility and the individual’s performance and contributions prior to making any adjustments.
Annual Bonus Plan (Variable, cash and/or equity)	•	The annual bonus program provides for bonuses based on our financial performance as well as individual contribution and performance.
	•	The Compensation Committee sets the financial goals and individual targets.
	•	Financial performance, measured based on a series of financial measures as well as strategic and qualitative factors, determines the size of the bonus pool.
	•	The Compensation Committee believes that over-reliance on a narrow set of fixed financial measures for determination of annual bonus payouts is not in the best interest of stockholders, as it may result in short-term trade-off decisions not focused on driving future growth. Therefore, in addition to the financial measures, the Compensation Committee also uses supplemental criteria to further align actual bonus awards to our short and long-term success.
LTIP (Variable, equity)	•	LTIP awards to NEOs and other executives are a mix of PSUs and time-based RSUs consistent with competitive practice and the Portfolio Recovery Associates, Inc. 2013 Omnibus Incentive Plan (our “Equity Plan”).
	•	LTIP award amounts are established by reviewing prior year performance, potential future contributions, retention considerations, as well as market data for each NEO’s position in the Compensation Peer Group.
	•	Our 2016 LTIP remained consistent in design with our 2015 LTIP, focusing on three key elements, each representing one-third of the total award: (i) continued Company service, (ii) ROE and (iii) TSR. Each component is independent of the others and awards can be earned in any of these categories based on the requirements within that category.
➢ The time-based RSU grant vests ratably over three years and is aimed at retaining high caliber executives and rewarding them for past performance;
➢ The ROE component, which the Committee believes helps evaluate the sustained profitability of the Company, is based on the extent that the Company achieves a three-year annualized ROE goal, calculated quarterly over the ROE 2016-2018 performance period; and
➢ The TSR component, which aligns NEOs’ interests with stockholder interests, is based upon the Company’s achievement of relative TSRs calculated over 2016-2018 using as a comparison group the NASDAQ Composite Index (one-half weighting) and our Compensation Peer Group (one-half weighting).

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EXECUTIVE COMPENSATION	33

2016-2018 ROE (1)		2016-2018 Relative TSR (1)
Value	Target Shares Earned (%)	Value	Target Shares Earned (%)
Less than 14.4%	Zero	Below 35th percentile	Zero
15.4%	50%	35th percentile	50%
16.4%	100%	50th percentile	100%
17.4%	150%	65th percentile	150%
18.4% or more	200%	80th percentile	200%

(1)	Linear interpolation is performed to determine Target Shares Earned between Values.

Decisions for 2016

The following section contains information on the Compensation Committee’s decisions with respect to our NEOs on the various direct compensation components for 2016 and information regarding certain performance measures and goals. These measures and goals are disclosed in the limited context of our executive compensation program. Investors should not apply these performance measures and goals to other contexts. The following tables are in addition to, and not in lieu of, the Summary Compensation Table required under SEC rules, which can be found on page 42.

2016 NEO Total Direct Compensation

Total direct compensation differs from total compensation shown in the Summary Compensation Table required by the SEC on page 42 in that it includes the grant date fair value of RSUs awarded in 2017 as a component of the NEO’s 2016 annual bonus payment. Under SEC rules, the grant date fair value of these RSUs will not appear in the Summary Compensation Table until 2018.

Name	Salary	Annual Bonus Plan (Cash) (1)	Bonus (RSUs) (1)(2)	LTIP (3)	Total
Steven D. Fredrickson	$900,000	$500,000	$250,000	$2,249,926	$3,899,926
Peter M. Graham	$169,615	$450,000	—	$286,400	$906,015
Kevin P. Stevenson	$700,000	$400,000	$200,000	$999,987	$2,299,987
Michael J. Petit	$440,000	—	—	$499,993	$939,993
Christopher B. Graves	$440,000	$170,000	$106,250	$499,993	$1,216,243

(1)	Bonuses for 2016 were awarded at 75% of each NEO’s target, with 50% paid in cash and 25% awarded in time-based RSUs. The RSUs were granted in March 2017 and will vest ratably over two years beginning with the first anniversary of the grant date. Mr. Graham joined the company in 2016 and received a cash bonus of $450,000 consistent with the terms of his employment agreement, but was not awarded Bonus RSUs. Mr. Petit separated from the Company in February 2017 and did not receive a bonus payout.

(2)	The amounts represent the grant date fair value on the grant date determined pursuant to ASC Topic 718 by multiplying the closing price of the Company’s common stock on the grant date ($33.50) by the number RSUs.

(3)	The amounts included in this column represent the grant date fair value on the grant date. For Messrs. Fredrickson, Stevenson, Petit and Graves, the RSU and PSU/ROE fair value is the closing price of the Company’s common stock on the grant date ($28.98) and the PSU/TSR fair value ($28.79) is determined using a Monte Carlo simulation as of the grant date in accordance with ASC Topic 718. For Mr. Graham, the RSU fair value is the closing price of the Company’s common stock on the grant date ($28.64).

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	34

These decisions were based on the actual financial results, indicated in the table below and the individual performance and development listed for each NEO:

($ in millions, except for Diluted EPS)

Goal	2015 Actual	2016 Actual	Percent Change Over 2015
Revenues	$942.0	$830.6	-12%
Net Operating Income	$310.3	$218.2	-30%
Operating Expenses	$631.7	$612.4	-3%
Cash Collections	$1,539.5	$1,492.0	-3%
Diluted EPS	$3.47	$1.83	-47%
Total Stockholder Return	-40%	13%	N/A

STEVEN D. FREDRICKSON, CHAIRMAN AND CEO

Mr. Fredrickson led the Company through a challenging year that included the following developments:

•	Decline in revenues of 12%;
•	Net operating income contracted by 30%;
•	Estimated remaining collections grew 1%;
•	Cash collections declined 3%;
•	Hired a new CFO in 2016;
•	Developed initial rollout of digital capabilities for both internet and mobile customer use;
•	Enhanced succession planning across the organization; and
•	Acquired DTP S.A., a Poland-based debt collection company.

	Steven D. Fredrickson
Compensation Component	2015	2016	Percent Change from 2015	Component as a % of 2016 Direct Compensation
Salary	$903,846	$900,000	-0.4%	23.1%
Annual Bonus Plan (Cash)	$1,250,000	$500,000	-60.0%	12.8%
Bonus (RSUs)	N/A	$250,000	N/A	6.4%
Time Based Long-Term Incentive	$699,950	$749,973	7.1%	19.2%
Performance Based Long-Term Incentive	$1,399,929	$1,499,953	7.1%	38.5%
Total Compensation	$4,253,725	$3,899,926	-8.3%	100.0%

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	35

PETER M. GRAHAM, EXECUTIVE VICE PRESIDENT AND CFO

Mr. Graham joined the Company in August 2016 as our Executive Vice President and CFO. He focused his time in 2016 on learning our businesses and financial information and establishing key relationships across the organization.

	Peter M. Graham
Compensation Component	2015	2016		Percent Change from 2015	Component as a % of 2016 Compensation
Salary(1)	N/A	$169,615		N/A	18.7%
Annual Bonus Plan (Cash)	N/A	$450,000	(2)	N/A	49.7%
Time Based Long-Term Incentive	N/A	$286,400		N/A	31.6%
Performance Based Long-Term Incentive	N/A	$0		N/A	0.0%
Total Compensation	N/A	$906,015		N/A	100.0%

(1)	Mr. Graham’s salary represents actual 2016 salary from his August 10, 2016 hire date through December 31, 2016.

(2)	Under the terms of his employment agreement, Mr. Graham was guaranteed a 2016 bonus payment of at least $450,000, which was paid in cash in 2017. Mr. Graham did not receive the bonus RSUs awarded for 2016 performance.

KEVIN P. STEVENSON, PRESIDENT AND CAO

In addition to contributing to the Company’s financial results, Mr. Stevenson helped to successfully drive the following initiatives:

•	Strengthened corporate functions with the hiring of a new CFO, reinvestment in the Data & Analytics teams, and a build out of the IT function;
•	Drove significant changes in numerous operational processes, including disputes, call center strategy, and document management;
•	Established cultural expectations and a revised competency model for the organization;
•	Ensured funding for business operations by making sure there was access to capital for both the Americas and European operations; and
•	Increased the Company’s involvement in certain regulatory and taxation matters of interest to the Company.

	Kevin P. Stevenson
Compensation Component	2015	2016	Percent Change from 2015	Component as a % of 2016 Compensation
Salary	$522,450	$700,000	34.0%	30.4%
Annual Bonus Plan (Cash)	$900,250	$400,000	-55.6%	17.4%
Bonus (RSUs)	N/A	$200,000	N/A	8.7%
Time Based Long-Term Incentive	$293,307	$333,328	13.6%	14.5%
Performance Based Long-Term Incentive	$586,633	$666,659	13.6%	29.0%
Total Compensation	$2,302,640	$2,299,987	-0.1%	100.0%

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	36

MICHAEL J. PETIT, (FORMER) PRESIDENT, INSOLVENCY INVESTMENT SERVICES

Mr. Petit separated from the Company in February 2017.

	Michael J. Petit
Compensation Component	2015	2016	Percent Change from 2015	Component as a % of 2016 Compensation
Salary	$440,962	$440,000	-0.2%	46.8%
Time Based Long-Term Incentive	$233,282	$166,664	-28.6%	17.7%
Performance Based Long-Term Incentive	$466,572	$333,329	-28.6%	35.5%
Total Compensation (1)	$1,740,816	$939,993	-46.0%	100.0%

(1)	Pursuant to the terms of Separation and Release Agreement, dated December 29, 2016, between the Company and Mr. Petit (the “Petit Separation Agreement”), Mr. Petit received a separation payment of $1,815,893 consisting of (a) a severance payment of $1,800,000 and (b) $15,893 as a COBRA subsidy. This is not included in total compensation, as it was one-time payment and not considered part of annual compensation. Mr. Petit did not receive a bonus for 2016 performance.

CHRISTOPHER B. GRAVES, EXECUTIVE VICE PRESIDENT, AMERICAS CORE

Mr. Graves contributed to the following accomplishments in 2016:

•	Led U.S. Core investing of $401 million;
•	Oversaw strong Core cash collections in the U.S. of $760 million;
•	Enhanced key operational processes; and
•	Collaborated to drive a new digital strategy.

	Christopher B. Graves
Compensation Component	2015	2016	Percent Change from 2015	Component as a % of 2016 Compensation
Salary	$404,886	$440,000	8.7%	36.2%
Annual Bonus Plan (Cash)	$600,000	$170,000	-71.7%	14.0%
Bonus (RSUs)	N/A	$106,250	N/A	8.7%
Time Based Long-Term Incentive	$149,959	$166,664	11.1%	13.7%
Performance Based Long-Term Incentive	$299,939	$333,329	11.1%	27.4%
Total Compensation	$1,454,784	$1,216,243	-16.4%	100.0%

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	37

Outstanding Performance Share Awards

During 2016, the NEOs had three tranches (award years 2014-2016) of performance-vesting share awards outstanding. The key features of these outstanding awards are included below:

Award Year	Measure	Performance Threshold	Performance Period	Percent Achievement
2014	Return on Equity	Minimum threshold for ROE of at least 14.5%	2014-2016 (3 years)	90.7%
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/3 NASDAQ Composite Index and 2/3 Compensation Peer Group)	2014-2016 (3 years)	0%
2015	Return on Equity	Minimum threshold for ROE of at least 14.7%	2015-2017 (3 years)	To be determined by March 31, 2018
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/2 NASDAQ Composite Index and 1/2 Compensation Peer Group)	2015-2017 (3 years)	To be determined by March 31, 2018
2016	Return on Equity	Minimum threshold for ROE of at least 14.4%	2016-2018 (3 years)	To be determined by March 31, 2019
	Total Stockholder Return	Minimum threshold of at least the 35th percentile as compared to peers (1/2 NASDAQ Composite Index and 1/2 Compensation Peer Group)	2016-2018 (3 years)	To be determined by March 31, 2019

Realization of 2014-2016 LTIP

In March 2017, the NEOs received payouts with respect to the ROE and TSR performance share awards that were granted in February 2014 for the three-year performance period of 2014-2016. These awards were earned and paid based on our actual performance relative to the target goals ROE (91%), and TSR (0%). The final award payments to the NEOs were:

Name(1)	Target Number of Shares Awarded	Actual Number of Shares Awarded(2)
Steven D. Fredrickson	22,312	11,020
Kevin P. Stevenson	10,199	5,037
Michael J. Petit	8,925	4,408
Christopher B. Graves	5,099	2,518

(1)	Mr. Graham was not employed by the Company in 2014 and, therefore, did not receive a grant for the 2014-2016 LTIP.

(2)	Actual number of Shares awarded represents 90.7% of the target number of ROE shares awarded and 0% of the target number of TSR shares awarded. The target number of ROE shares awarded were as follows: Mr. Fredrickson −12,150; Mr. Stevenson −5,554; Mr. Petit −4,860 and Mr. Graves −2,777.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	38

OTHER COMPENSATION

Tax-Qualified Plans

The Company offers a 401(k) plan for its employees, including the NEOs. The 401(k) plan is a long-term savings vehicle that enables employees to make pre-tax contributions via payroll deductions and receive tax-deferred earnings on the contributions made. Employees are eligible to make voluntary contributions to the plan of up to 100% of their compensation, subject to limitations under the Internal Revenue Code (the “Code”), after completing six months of service with the Company. The Company makes matching cash contributions of up to 4% of each participating employee’s eligible pay. Employees are able to direct their own investments, among a range of investment choices, under the plan.

We periodically compare the competitiveness of our benefits programs for all our employees, including retirement benefits, against other employers with whom we broadly compete for talent. It is our objective to provide our employees with a benefits package that is at or around the median when compared to other employers.

Nonqualified Deferred Compensation Plans and Arrangements

The Company does not offer any nonqualified deferred compensation plans or arrangements to any of its employees, including our NEOs.

Severance and Change in Control Arrangements

Pursuant to their employment agreements with the Company, our NEOs (or their beneficiaries or estates) are all eligible for severance payments and other benefits upon termination of employment for the following reasons:

•	death
•	disability,
•	termination for reasons other than cause,
•	constructive termination,
•	change in control “double trigger” termination, and
•	nonrenewal of an employment agreement.

In the case of a termination for cause, no severance payments will be made. We find each of these practices to be typical among our peers and we note that the receipt of severance benefits is subject to our NEOs’ compliance with non-compete/non-solicitation covenants and execution of a release of claims. In no instance will the Company provide excise tax reimbursements or gross-ups to any of our NEOs.

For detailed information on the estimated potential payments and benefits payable to the NEOs in the event of their termination of employment, including following a change in control of the Company, see the section titled “Post Employment Compensation Arrangements” (see pages 46–47) in this Proxy Statement.

Perquisites and Other Personal Benefits

We do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for comprehensive physical examinations. The NEOs are required by policy to submit to comprehensive physical examinations every five years (if over 40 years of age) at the Company’s expense, at a cost of up to approximately $5,000 each. This perquisite is provided because we believe it serves a necessary business purpose and protects the interests of the organization and stockholders by requiring each NEO to receive high-quality preventative care, thereby increasing the likelihood of early detection for any serious illness that would prevent them from serving the Company to the best of their ability.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	39

OTHER RELATED POLICIES

In addition to the other components of our executive compensation program, we maintain stock ownership guidelines as described below. These guidelines are consistent with corporate governance and help ensure that our executive compensation program does not encourage our NEOs to engage in risk-taking behaviors that are beyond our ability to effectively identify and manage.

Stock Ownership Guidelines

To further align the NEOs’ interests with those of the Company’s stockholders and assure that management focuses on appropriate long-term initiatives designed to increase stockholder value, the Compensation Committee has established stock ownership guidelines for certain key executives, including our NEOs. Ownership of equity by executive officers in the Company serves to align their interests with those of the Company’s stockholders and demonstrates to the investing public and to all the Company’s other employees that senior management is committed to and believes in the future success of the Company. The stock ownership guidelines establish ownership goals to be achieved and maintained within five years from the date of hire or promotion.

Once each year, the Compensation Committee is provided with a report showing the extent to which our executives have met the applicable ownership guidelines. This report includes targeted share ownership, actual share ownership, our executives’ remaining non-vested shares, and any surplus or deficiency that exists. The Compensation Committee may determine whether, based on the executive’s success in achieving the executive’s stock ownership target, the executive’s annual bonus, if any, is paid in stock, rather than in cash. The specific share requirements for each executive include shares that are beneficially owned, directly or indirectly by the executive, but do not include any shares that have been granted to the executive that have not yet vested or been earned. To permit consistent long-term planning by an executive, once established, these targets are not reset except upon the approval of the Compensation Committee in the event of a significant promotion of the executive, exceptional equity grants, or other considerations. The following chart details the stock ownership guidelines established for the NEOs and their actual share holdings as of the Record Date. Each NEO as of the Record Date had met the NEO’s stock ownership goal or is on track to achieve such goal within five years.

Name	2016 Salary (1)	Multiple	Share Targets (2)	Actual Share Holdings
Steven D. Fredrickson	$900,000	5	115,090	269,348
Peter M. Graham (3)	$450,000	3	34,527	—
Kevin P. Stevenson	$700,000	3	53,708	182,720
Christopher B. Graves (4)	$440,000	3	33,760	35,718

(1)	Salary as of December 2016.

(2)	Based on a December 30, 2016 stock price of $39.10 per share.

(3)	Mr. Graham joined the Company on August 6, 2016. He has until August 6, 2021 to achieve his target.

(4)	Mr. Graves’ stock ownership guideline was adjusted from 1x base salary to 3x base salary when he was promoted in 2013. He has five years from his promotion date to achieve his target.

Pledging

The Company prohibits its directors, officers and employees from pledging, alienating, attaching or otherwise encumbering the Company’s stock and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate of the Company.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	40

Hedging

The Company prohibits its directors, officers and employees from speculating or hedging their interests in the Company’s stock. Accordingly, directors, officers and employees may not “play the market” in Company securities by engaging in speculative transactions such as any direct or indirect hedging transaction that could reduce or limit the individual’s economic risk with respect to his or her holdings, ownership or interest in the common stock or other securities of the Company, including outstanding stock options, stock appreciation rights or other compensation awards the value of which are derived from, make reference to or are based on the value or market price of common stock or other securities of the Company. Prohibited transactions include same day purchases and sales, prepaid variable forward contracts, equity swaps, short sales, collars, puts, calls or other derivative securities that are designed to hedge or offset a decrease in market value of the equity securities of the Company.

Deductibility of Executive Compensation

One of our compensation objectives is to structure and administer our annual and LTI compensation plans for our NEOs to maximize the tax deductibility of the payments as “qualified performance-based compensation” under Section 162(m) of the Code to the extent practicable. However, while the Compensation Committee is mindful of the potential impact upon the Company of Section 162(m) of the Code, it reserves the right to adopt such compensation arrangements as may from time to time be desirable to reward, retain or attract top-quality management even if payments may not be fully or partially deductible under Section 162(m).

DECISIONS FOR 2017

In December 2016, the Compensation Committee established new 2017 base salary rates for a limited number of executives and elected to not increase the target annual bonus plan award levels for the NEOs in 2017. These decisions were made after reviewing market data and taking into consideration future individual contributions to the Company.

The following chart reflects the decisions for 2017 (other than Mr. Petit, who separated from the Company on February 6, 2017, and is not included in the table):

Name	2016 Salary (1)	January 1, 2017 Salary	June 1, 2017 Salary (2)	2016 Annual Bonus Plan Target	2017 Annual Bonus Plan Target (3)
Steven D. Fredrickson	$900,000	$900,000	$600,000	$1,000,000	$800,000
Peter M. Graham	$450,000	$450,000	$450,000	$450,000	$450,000
Kevin P. Stevenson	$700,000	$720,000	$900,000	$800,000	$900,000
Christopher B. Graves	$440,000	$440,000	$440,000	$425,000	$425,000

(1)	Salary as of December 2016.

(2)	Salary changes reflect Mr. Fredrickson assuming the Executive Chairman role and Mr. Stevenson assuming the CEO role. No changes planned as of June 1, 2017 for Messrs. Graham and Graves.

(3)	Annual Bonus Plan Target changes reflect Mr. Fredrickson assuming the executive chairman role and Mr. Stevenson assuming the CEO role.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	41

2017 LTIP Awards

In February 2017, upon the Compensation Committee’s recommendation and Board approval, the NEOs were granted LTIP awards based on the Compensation Committee’s assessment of their 2016 performance and the market data for each NEO’s competitive positioning relative to the 2017 Compensation Peer Group. The awards were made pursuant to the 2017 LTIP, which is consistent in design with the 2016 LTIP described starting on page 32.

The following table presents the number of equity incentive awards granted to each NEO under our 2017 LTIP (other than Mr. Petit, who separated from the Company on February 6, 2017 and is not included in the table). Awards were granted as performance-based PSUs and time-based RSUs under the program. These awards will not be reported in the Summary Compensation Table until next year.

Name	2017 LTIP-Time- Based RSUs	2017 LTIP- PSUs (1)	Total Shares
Steven D. Fredrickson (2)	15,920	30,616	46,536
Peter M. Graham	4,975	9,567	14,542
Kevin P. Stevenson (2)	21,890	42,097	63,987
Christopher B. Graves	4,975	9,567	14,542

(1)	Represents the target number of PSUs that will be fully realized only if specific performance metrics are achieved over a three-year period (2017 – 2019). PSUs can pay out at 0% – 200% of the target value.

(2)	Long-Term Incentive Program grants for Mr. Fredrickson and Mr. Stevenson reflect Mr. Fredrickson’s role as Executive Chairman and Mr. Stevenson’s role as CEO.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Committee

David N. Roberts, Chair
John H. Fain
James M. Voss
Lance L. Weaver

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	42

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation awarded to, earned by or paid to each of the Company’s NEOs for all services rendered to the Company for the years ended December 31, 2016, 2015, and 2014.

Name and Principal Position	Year	Salary (1)	Cash Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Comp	All Other Comp (4)	Total
Steven D. Fredrickson	2016	$900,000	—	$2,249,926	$500,000	$10,600	$3,660,526
Chairman and CEO	2015	$903,846	—	$2,099,879	$1,250,000	$10,600	$4,264,325
	2014	$846,154	—	$2,749,887	$2,000,000	$10,400	$5,606,441
Peter M. Graham
Executive Vice President and CFO	2016	$169,615	$450,000	$286,400	—	$82,135	$988,150
Kevin P. Stevenson	2016	$700,000	—	$999,987	$400,000	$10,600	$2,110,587
President and CAO	2015	$522,450	—	$879,940	$900,000	$10,600	$2,312,990
	2014	$428,846	—	$1,299,861	$1,000,000	$10,400	$2,739,107
Michael J. Petit	2016	$440,000	—	$499,993	—	$1,826,493	$2,766,486
(Former) President, Insolvency	2015	$440,962	—	$699,854	$600,000	$10,600	$1,751,416
Investment Services	2014	$424,038	—	$1,199,931	$825,000	$10,400	$2,459,369
Christopher B. Graves	2016	$440,000	—	$499,993	$170,000	$10,600	$1,120,593
Executive Vice President,	2015	$404,886	—	$449,899	$600,000	$10,600	$1,465,385
Americas Core	2014	$348,077	—	$899,873	$700,000	$10,400	$1,958,350

(1)	Represents actual base salary received in the respective calendar year.

(2)	Under the terms of his employment agreement, Mr. Graham was guaranteed a 2016 bonus payment of at least $450,000.

(3)	The amounts represent the aggregate grant date fair value of the stock awards granted in 2016, 2015 and 2014 determined pursuant to ASC Topic 718. The assumptions used by the Company in calculating these amounts are incorporated by reference to Note 9 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Consists of time-based RSUs and performance-based PSUs awarded under the Company’s LTIP (see page 32 for a more complete description of the Company’s LTIP). The actual amount of compensation that will be realized by the NEO at the time the stock award vests, if at all, will depend upon the market price of the Company’s common stock at the vesting date. The value as of the grant date of the maximum number of shares that could vest under the 2016 LTIP awards is as follows: Mr. Fredrickson, $3,759,778; Mr. Stevenson, $1,671,045; Mr. Petit, $835,522; and Mr. Graves, $835,522. For more information on the awards granted during 2016, see the Grants of Plan-Based Awards table, related narrative, and footnotes.

(4)	For Messrs. Fredrickson, Stevenson, Petit and Graves, these amounts represent Company matching contributions to the recipient’s 401(k) plan account up to limits for such plans under federal income tax rules. Any amounts for executive physicals (the only perquisite or personal benefit provided to the NEOs other than a $250 referral payment received by Mr. Stevenson in 2015) have not been included as they are less than the $10,000 threshold under SEC rules. The amounts for 2016 include (a) relocation expenses and applicable taxes related to Mr. Graham’s hire and (b) a severance payment of $1,800,000 and $15,893 as a COBRA subsidy under the Petit Separation Agreement.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	43

GRANTS OF PLAN BASED AWARDS

The following table presents, for each of the NEOs, information concerning awards under our Equity Plan and annual bonus plan during 2016.

Grants of Plan Based Awards (1)
Name	Award Type (2)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (3)			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of Shares of Stock or Units (6)	Grant Date Fair Value of Stock and Option Awards (7)
			Threshold (5)	Target	Maximum	Threshold	Target	Maximum
Steven D. Fredrickson	STI		—	$ 1,000,000	$ 5,000,000
	RSU	1/15/2016							25,879	$ 749,973
	PSU/ROE	1/15/2016				0	25,879	51,758		$ 749,973
	PSU/TSR	1/15/2016				0	26,050	52,100		$ 749,980
Peter M. Graham	STI		$ 450,000	$ 450,000	$ 5,000,000
	RSU	8/15/2016							10,000	$ 286,400
Kevin P. Stevenson	STI		—	$ 800,000	$ 5,000,000
	RSU	1/15/2016							11,502	$ 333,328
	PSU/ROE	1/15/2016				0	11,502	23,004		$ 333,328
	PSU/TSR	1/15/2016				0	11,578	23,156		$ 333,331
Michael J. Petit	STI		—	$ 500,000	$ 5,000,000
	RSU	1/15/2016							5,751	$ 166,664
	PSU/ROE	1/15/2016				0	5,751	11,502		$ 166,664
	PSU/TSR	1/15/2016				0	5,789	11,578		$ 166,665
Christopher B. Graves	STI		—	$ 425,000	$ 5,000,000
	RSU	1/15/2016							5,751	$ 166,664
	PSU/ROE	1/15/2016				0	5,751	11,502		$ 166,664
	PSU/TSR	1/15/2016				0	5,789	11,578		$ 166,665

(1)	The amounts relate to cash bonus opportunities under our annual bonus plan and LTIP awards granted under our Equity Plan. For a discussion of these awards, see “Components of Our Executive Compensation Program.”

(2)	During 2016, the NEOs were awarded the following plan-based awards: annual short-term incentive award (“STI”) under our annual bonus plan and time-based RSUs and performance-based PSUs under our Equity Plan. Vesting of the PSUs is based on two components: ROE (“PSU/ROE”) and TSR (“PSU/TSR”).

(3)	Represents the range of possible payouts of the STI from threshold to $5,000,000.

(4)	Represents the range of possible payouts of the PSUs from zero at threshold to 200% of target (maximum). The PSUs will not vest if the performance criteria are not met.

(5)	Under the terms of his employment agreement, Mr. Graham was guaranteed an annual bonus payment of at least $450,000.

(6)	The amounts represent RSUs, one-third of which vests on each anniversary of the grant date over three years.

(7)	The amounts represent the aggregate grant date fair value of each award, calculated by multiplying the fair value on the grant date by the number RSUs and the target amount for the PSUs/ROE and the PSUs/TSR. The fair value of the RSUs and the PSUs/ROE is the closing price of the Company’s common stock on the grant date and the fair value of the PSUs/TSR is determined using a Monte Carlo simulation as of the grant date in accordance with ASC Topic 718. For Messrs. Fredrickson, Stevenson, Petit and Graves, the grant date fair value of RSUs and PSUs/ROE was $28.98 and the grant date fair value of PSUs/TSR was $28.79. Grant date fair value for RSUs granted to Mr. Graham was $28.64.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	44

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the NEOs’ outstanding unvested equity awards as of December 31, 2016. No options were outstanding as of December 31, 2016.

Stock Awards (1)
Name	Grant Date	Number of shares or units of stock that have not vested	Market value of shares of stock that have not vested (2)	Equity incentive plan awards: Number of unearned shares units or other rights that have not vested (3)	Equity incentive plan awards: Market or payout value of unearned shares units or other rights that have not vested (3)
Steven D. Fredrickson	2/5/2014	15,070	$589,237	—	—
	12/29/2014	16,977	$663,801	—	—
	2/5/2015	8,893	$347,716	26,212	$1,024,889
	1/15/2016	25,879	$1,011,869	51,929	$2,030,424
Peter M. Graham	8/15/2016	10,000	$391,000	—	—
Kevin P. Stevenson	2/5/2014	6,887	$269,282	—	—
	12/29/2014	8,488	$331,881	—	—
	2/5/2015	3,726	$145,687	10,984	$429,474
	1/15/2016	11,502	$449,728	23,080	$902,428
Michael J. Petit	2/5/2014	6,028	$235,695	—	—
	12/29/2014	8,488	$331,881	—	—
	2/5/2015	2,964	$115,892	8,736	$341,578
	1/15/2016	5,751	$224,864	11,540	$451,214
Christopher B. Graves	2/5/2014	3,443	$134,621	—	—
	12/29/2014	8,488	$331,881	—	—
	2/5/2015	1,905	$74,486	5,616	$219,586
	1/15/2016	5,751	$224,864	11,540	$451,214

(1)	The shares granted vest either (a) ratably over a stated period, beginning on the first anniversary of the grant date or (b) pursuant to the terms of the respective LTIP, based on the achievement of stated performance goals. (See page 32 for a more complete description of the LTIP).

(2)	The amounts represent the fair market value using $39.10, the closing price of the Company’s common stock on December 30, 2016.

(3)	The performance component of the LTIP awards will not vest or be awarded if the Company does not achieve its minimum threshold performance targets, as described more fully on page 32. If such targets are met, the number of shares to be received by each NEO will be determined based on actual performance.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	45

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the shares acquired on vesting during 2016 on an aggregated basis for each of the NEOs (except Mr. Graham, who joined the Company during 2016), and includes the value realized upon vesting. No stock options were exercised in 2016.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Steven D. Fredrickson	58,510	$1,411,132
Kevin P. Stevenson	25,399	$612,018
Michael J. Petit	27,408	$668,712
Christopher B. Graves	12,815	$309,152

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the closing market price of the underlying shares on the day prior to the vesting date.

The following table provides details concerning the value realized upon vesting of stock awards during 2016 for the NEOs (except Mr. Graham, who joined the Company during 2016):

Name	Vesting Date	Number of Shares (1)	Closing Market Price (2)	Value Realized on Vesting
	01/23/2016	5,156	$30.40	$156,742
Steven D. Fredrickson	02/05/2016	8,497	$28.16	$239,276
	02/29/2016	44,857	$22.63	$1,015,114
	01/23/2016	1,933	$30.40	$58,763
Kevin P. Stevenson	02/05/2016	4,018	$28.16	$113,147
	02/29/2016	19,448	$22.63	$440,108
	01/23/2016	1,772	$30.40	$53,869
Michael J. Petit	02/05/2016	6,275	$28.16	$176,704
	02/29/2016	19,361	$22.63	$438,139
	01/23/2016	1,127	$30.40	$34,261
Christopher B. Graves	02/05/2016	1,879	$28.16	$52,913
	02/29/2016	9,809	$22.63	$221,978

(1)	Final payment of PSUs/ROE and PSUs/TSR earned on December 31, 2016 were awarded on February 7, 2017 after the Compensation Committee certified financial results.

(2)	Closing market price to calculate value of shares at vesting is the day prior to the vesting date.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	46

POST-EMPLOYMENT COMPENSATION ARRANGEMENTS

Each NEO has an employment agreement that provides for the payment of specified severance benefits upon termination of employment under some or all of the following circumstances:

•	death,
•	disability,
•	termination for reasons other than cause,
•	constructive termination,
•	change in control “double trigger” termination, and
•	nonrenewal of an employment agreement.

Depending on the circumstances of the termination, these severance benefits may include cash payments equal to a specified multiple of base salary and bonus (using a three-year average), pro-rata bonuses, accelerated vesting of equity incentive awards and subsidized COBRA benefits for 18 months.

The Estimated Post-Employment Payments and Benefits Table that follows this narrative summarizes such severance payments and benefits. In the case of a termination for cause, no severance payments will be made. Severance payments are conditioned on the executive’s execution of a full release of all claims against the Company. While their employment agreements provide the NEOs with certain benefits upon their involuntary termination (not for cause), the agreements also provide protections for the Company in the form of non-competition, non-solicitation, and confidentiality restrictive covenants. None of the NEOs are provided with any type of golden parachute or excise tax reimbursement or gross-up.

The table does not reflect amounts for Mr. Petit as the Company and Mr. Petit mutually agreed that Mr. Petit’s employment with the Company ceased effective February 6, 2017. In connection with Mr. Petit’s separation from the Company, the Company and Mr. Petit entered into the Petit Separation Agreement, that, except as otherwise provided in the Petit Separation Agreement, supersedes the terms of Mr. Petit’s employment agreement.

The amounts in the following table were calculated based upon employment agreements in effect as of December 31, 2016 and an assumed termination date of December 31, 2016. The amounts reported in the following table are hypothetical. Actual payments will depend on the circumstances and timing of any termination of employment. Because the assumed termination date is December 31, 2016, we have used the full year target non-equity incentive awards.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	47

Name	Type of Payment or Benefit	Involuntary Termination without Cause/Constructive Termination, not during a Change in Control Protection Period (1)	Involuntary Termination without Cause/Constructive Termination during a Change in Control Protection Period (1)(2)	Disability	Death
Steven D. Fredrickson	Severance Payment – Salary	$1,800,000	$1,800,000	—	—
	Severance Payment – Non-Equity Incentive Award	$2,500,000	$2,500,000	—	—
	Pro-Rata Bonus (3)	$1,000,000	$1,000,000	$1,000,000	$1,000,000
	Equity (4)	—	$5,667,936	—	$5,667,936
	Benefits	$23,840	$23,840	—	—
	Total	$5,323,840	$10,991,776	$1,000,000	$6,667,936
Peter M. Graham	Severance Payment – Salary	$450,000	$450,000	—	—
	Severance Payment – Non-Equity Incentive Award	$450,000	$450,000	—	—
	Pro-Rata Bonus (3)	$450,000	$450,000	$450,000	$450,000
	Equity (4)	—	$391,000	—	$391,000
	Benefits	$23,840	$23,840	—	—
	Total	$1,373,840	$1,764,840	$450,000	$841,000
Kevin P. Stevenson	Severance Payment – Salary	$1,440,000	$1,440,000	—	—
	Severance Payment – Non-Equity Incentive Award	$1,533,333	$1,533,333	—	—
	Pro-Rata Bonus (3)	$800,000	$800,000	$800,000	$800,000
	Equity (4)	—	$2,528,480	—	$2,528,480
	Benefits	$23,840	$23,840	—	—
	Total	$3,797,173	$6,325,653	$800,000	$3,328,480
Christopher B. Graves	Severance Payment – Salary	$880,000	$880,000	—	—
	Severance Payment – Non-Equity Incentive Award	$980,000	$980,000	—	—
	Pro-Rata Bonus (3)	$425,000	$425,000	$425,000	$425,000
	Equity (4)	—	$1,436,651	—	$1,436,651
	Benefits	$23,840	$23,840	—	—
	Total	$2,308,840	$3,745,491	$425,000	$1,861,651

(1)	Except in the case of Mr. Graham, severance for termination without Cause/Constructive Termination, as set forth in the employment agreements, provides two years’ base salary, two times the employee’s three-year average annual non-equity incentive award, and subsidized COBRA reimbursements for 18 months. Pursuant to the terms of Mr. Graham’s employment agreement, severance for termination without Cause/Constructive Termination, as set forth in the employment agreements, provides one-year base salary and the employee’s three-year average annual non-equity incentive award, and subsidized COBRA reimbursements for 18 months.

(2)	NEOs receive severance payments and vesting of equity grants accelerates in the case of a change of control and an involuntary termination without Cause or Constructive Termination within the period six months before and 24 months after the change in control (“double trigger” in the employment agreements).

(3)	Pro-rata bonus (based upon actual Company performance and the days of employment in the calendar year of termination) other than for (a) voluntary termination by NEO, (b) termination due to disability, as set forth in the employment agreements, (c) death, or (d) nonrenewal, as set forth in the employment agreements. Pro-rata bonus has been estimated at the full-year target amount.

(4)	Equity values represent immediate vesting of all unvested grants upon involuntary termination without Cause or Constructive Termination in connection with a change in control, death and disability and are based on the closing price of the Company’s common stock ($39.10) on December 30, 2016 of all unvested shares as of December 31, 2016.

PRA Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION	48

Securities Authorized for Issuance Under Equity Compensation Plans

The table below reflects the number of shares as of December 31, 2016 subject to outstanding awards and the amount available for future issuance under our Equity Plan. All equity awards are in the form of grants of restricted stock units. One restricted stock unit converts into one share of Company common stock upon vesting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by stockholders	1,014,601	—	4,615,603
Equity compensation plans not approved by stockholders	None	N/A	None
Total	1,014,061	—	4,615,603

PRA Group, Inc. 2017 Proxy Statement

SECURITY OWNERSHIP	49

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as of March 31, 2017 by:

•	each of our directors,
•	each of our NEOs,
•	all current directors and executive officers as a group, and
•	each person known by us to own beneficially more than 5% of our common stock.

Each individual owns directly such shares of common stock and has sole investment and sole voting power unless otherwise noted. The table includes shares of common stock underlying RSUs that will vest within 60 days of March 31, 2017.

Name	Number of Shares Beneficially Owned (1)		Percentage of Class
Vikram A. Atal	5,954		*
John H. Fain	24,497		*
Steven D. Fredrickson	269,348	(2)	*
Peter M. Graham	—		*
Christopher B. Graves	35,718		*
Penelope W. Kyle	35,306		*
James A. Nussle	10,319		*
Geir L. Olsen	195,162	(3)	*
Michael J. Petit	75,337	(4)	*
David N. Roberts	95,989	(5)	*
Kevin P. Stevenson	182,720		*
Scott M. Tabakin	38,996		*
James M. Voss	33,497		*
Lance L. Weaver	5,418		*
All directors and executive officers as a group (19 persons) (6)	968,578		2.1%
BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	5,522,635	(7)	11.9%
The Vanguard Group
100 Vanguard Boulevard
Malvern, PA 19355	3,825,567	(8)	8.25%
Riverbridge Partners LLC
80 South Eighth Street, Suite 1200
Minneapolis, MN 55402	3,159,517	(9)	6.82%
PNC Financial Services Group, Inc.
300 Fifth Avenue
Pittsburgh, PA 15222	2,369,682	(10)	5.11%

*Represents less than 1% of the Company’s outstanding common stock.

(1)	Includes 4,214 RSUs that will vest on May 13, 2017 for each of the following directors: Messrs. Atal, Fain, Nussle, Olsen, Roberts, Tabakin, Voss and Weaver and Ms. Kyle.
(2)	Includes 19,625 shares held in a grantor retained annuity trust of which Mr. Fredrickson is the sole trustee.
(3)	Includes 25,000 shares held by Andenes Investments SL, a private investment company owned 100% by Mr. Olsen, and 143,000 shares held by Ubon Partners, of which Mr. Olsen is a general partner. Mr. Olsen disclaims beneficial ownership of the shares held by Ubon Partners except to the extent of his pecuniary interest in the securities.
(4)	Mr. Petit separated from the Company effective February 6, 2017. Information in the above table concerning Mr. Petit’s beneficial ownership is as of February 6, 2017.
(5)	Includes 50,000 shares held in trusts, of which Mr. Roberts is the sole beneficiary.
(6)	Excludes Mr. Petit, who separated from the Company effective February 6, 2017.
(7)	Based solely on information disclosed in a Schedule 13G/A filed with the SEC on January 17, 2017, BlackRock, Inc. is the beneficial owner of 5,522,635 shares of the Company’s common stock with sole power to vote or direct the vote of 5,418,801 shares and sole power to dispose or to direct the disposition of these 5,5222,635 shares.

PRA Group, Inc. 2017 Proxy Statement

SECURITY OWNERSHIP	50

(8)	Based solely on information disclosed in a Schedule 13G/A filed with the SEC on February 13, 2017, The Vanguard Group, Inc. is the beneficial owner of 3,825,567 shares of the Company’s common stock, with sole power to vote or direct the vote of 55,103 shares, shared power to vote or direct the vote of 4,586 shares, sole power to dispose or direct the disposition of 3,768,467 shares and shared power to dispose or direct the disposition of 57,100 shares.

(9)	Based solely on information disclosed in a Schedule 13G/A filed with the SEC on January 24, 2017, Riverbridge Partners LLC is the beneficial owner of 3,159,517 shares of the Company’s common stock with sole power to vote or direct the voting of 2,413,264 shares and with sole power to dispose or to direct the disposition of 3,159,517 shares.

(10)	Based solely on information disclosed in a Schedule 13G filed with the SEC on February 3, 2017, PNC Financial Services Group, a parent holding company, is the beneficial owner of 2,369,682 shares of the Company’s common stock with sole power to vote or direct the vote of 2,355,010 shares, sole power to dispose or to direct the disposition of 2,317,968 shares and shared power to dispose or direct the disposition of 39,813 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s common stock to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC and NASDAQ. Based on a review of reports filed with the SEC and written representations from certain reporting persons, the Company believes that all such filing requirements were complied with during 2016 except: each of Messrs. Fredrickson, Graves, McCammon, Petit, Roberts, Stern and Stevenson and Ms. Scott failed to timely file a Form 4 reporting the withholding of shares of the Company’s common stock to cover each officer’s tax liability in connection with the vesting on January 25, 2016 of restricted stock units; Mr. Olsen failed to timely file a Form 4 reporting the forfeiture of unvested restricted stock upon his resignation as an officer of the Company and Mr. Weaver failed to timely file a Form 4 to report a grant of restricted stock on January 1, 2016 in connection with his election to the Board.

PRA Group, Inc. 2017 Proxy Statement

VOTING INSTRUCTIONS AND OTHER INFORMATION	51

Stockholders

Shares of our common stock may be held directly in your own name (in which case you are considered the “record holder”) or may be held beneficially through a broker, bank or other nominee in street name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Record Holder — If your shares are registered directly in your name with Continental Stock Transfer &Trust, our transfer agent, you are considered the stockholder of record with respect to those shares, and we are providing proxy materials directly to you. As the record holder, you have the right to vote in person at the Annual Meeting or to grant your voting proxy to the persons designated by us or a person you select.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided proxy materials from your broker, bank or other nominee who is considered the record holder with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or other nominee on how to vote your shares and are also invited to attend the Annual Meeting. Your broker, bank or other nominee is obligated to provide you with a voting instruction card for you to use. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you bring with you to the Annual Meeting a legal proxy, executed in your favor, from the record holder.

Internet Availability of Proxy Materials

Under SEC rules, the Company is making available its proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on your proxy card and the Notice of Internet Availability of Proxy Materials (“E-Proxy Notice”), which is sent to stockholders who hold their shares in “street name” (i.e., in the name of a broker, bank or other nominee). Stockholders may also view proxy materials and the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 at the Company’s website at www.pragroup.com. In addition, stockholders may request proxy materials be sent in printed form by mail or electronically by email on an ongoing basis.

How to Vote

We encourage you to vote before the Annual Meeting using one of the convenient options described below:

Internet

You may vote through the Internet by going to www.AALvote.com/PRAA and following the instructions. You will need to have your proxy card, voting instruction form or E-Proxy Notice available when voting through the Internet. If you want to vote through the Internet, you must do so before 11:59 p.m., Eastern Daylight Time, on May 31, 2017. If you vote through the Internet, you do not need to return a proxy card or voting instruction form.

Phone

You may vote by touchtone telephone by calling (866) 804-9616. You will need to have your proxy card, voting instruction card or E-Proxy Notice available when voting by telephone. If you want to vote by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on May 31, 2017. If you vote by telephone, you do not need to return a proxy card or voting instruction form.

Mail

You may vote by mail by signing and dating your proxy card or voting instruction form and mailing it in a postage-prepaid envelope. If you received the E-Proxy Notice, follow the instructions on the E-Proxy Notice to obtain a proxy card or voting instruction form.

PRA Group, Inc. 2017 Proxy Statement

VOTING INSTRUCTIONS AND OTHER INFORMATION	52

Revoking Your Proxy

You may change your vote or revoke your proxy or voting instruction form at any time before it is voted at the Annual Meeting by voting in person at the Annual Meeting or delivering a later dated proxy or voting instruction form. If you are a beneficial owner, you must have a legal proxy from your bank, broker or other nominee to vote in person at the Annual Meeting. If you are a record holder and require assistance in changing or revoking your proxy, please contact the Corporate Secretary at 120 Corporate Boulevard, Norfolk, Virginia 23502 or by email at corporatesecretary@pragroup.com. If you are a beneficial owner and require assistance in changing or revoking your voting instruction form, contact the institution that holds your shares.

Inspector of Elections

Alliance Advisors, LLC (“Alliance”) has been appointed by the Board to act as the inspector of election for the Annual Meeting. The inspector of election will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether a quorum is present. If a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

Costs of Proxy Solicitation

The Company will bear the entire cost of proxy solicitation and has engaged Alliance to assist in the solicitation of proxies. Alliance will receive a fee of approximately $10,000 plus reasonable out-of-pocket expenses for this work. We will also reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking voting instructions. In addition, proxies may be solicited by directors, officers and other employees of the Company who will not receive any additional compensation for such solicitation.

Attending the Annual Meeting

If you plan to attend the Annual Meeting, you will be asked to present valid government-issued photo identification, such as a driver’s license, in order to gain admission. If you are a holder of record, you will need to bring your proxy card or other documentation showing that you owned shares of the Company’s common stock on the Record Date. You will not be able to vote your shares at the Annual Meeting without a proxy card or such other documentation. If you require special assistance due to a disability or other reasons, please notify the Corporate Secretary in writing at 120 Corporate Boulevard, Norfolk, Virginia 23502, Attention: Corporate Secretary, or by email at corporatesecretary@pragroup.com.

If your shares are held by a broker, bank or other nominee, you are the beneficial owner of the shares, but not the record holder. Therefore, you must bring one of the following with you to the Annual Meeting: the proxy card, Notice of Internet Availability of Proxy Materials, any voting instruction form that is sent to you; or your most recent brokerage statement or a letter from your broker, bank or other nominee indicating that you beneficially owned the shares of common stock as of the Record Date. If you intend to vote at the Annual Meeting, you will also need to bring to the Annual Meeting a proxy from your broker, bank or other nominee that authorizes you to vote the shares that the holder of record holds for you in its name.

Broker Non-Votes

Brokers, banks or other nominees holding shares in street name for customers who are beneficial owners of such shares are prohibited from voting such customers’ shares on non-routine matters in the absence of specific instructions from such customers. If you do not provide your voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” If your shares are held in street name, it is critical that you provide specific instructions to your broker, bank or other nominee if you want your vote to count. The ratification of the appointment of KPMG as the Company’s independent registered public

PRA Group, Inc. 2017 Proxy Statement

VOTING INSTRUCTIONS AND OTHER INFORMATION	53

accounting firm (Proposal 2) is considered a routine matter. Therefore, the entity that holds your shares may vote on this matter without instructions from you. On the other hand, the election of directors (Proposal 1), the approval on a non-binding, advisory basis of the compensation of our NEO’s (Proposal 3) and the frequency of the non-binding, advisory vote on our NEO’s compensation (Proposal 4), are considered non-routine matters. As a result, if you do not provide specific instructions, any shares held in street name will not be counted as shares present and entitled to be voted with respect to such non-routine matters and will have no impact on the outcome of such non-routine matters.

If you received more than one proxy card, you may hold shares in more than one account. To ensure that all of your shares are voted, you must sign and return each card that you receive. Alternatively, if you vote online via the Internet or by telephone, you will need to vote once for each proxy card you receive.

Stockholder Proposals

To be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act, stockholders must submit their proposals so that they are received by our Corporate Secretary at PRA Group, Inc., 120 Corporate Boulevard, Norfolk, Virginia 23502, no later than the close of business on December 19, 2017.

The Company’s By-Laws and Certificate of Incorporation include advance notice provisions for director nominations and stockholder proposals to be considered at a stockholder meeting, but are not submitted for inclusion in the Company’s proxy materials. These advance notice provisions require any stockholder of record entitled to vote at an annual meeting of stockholders who intends to make a nomination for director or make any other proposal to notify the Corporate Secretary in writing not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. As a result, any notice given by or on behalf of a stockholder pursuant to our advance notice provisions must be received no earlier than March 3, 2018 and no later than April 2, 2018. The notice must meet other requirements contained in the Company’s By-laws and Certificate of Incorporation, copies of which are available on the Investor Relations page on the Company’s website at www.pragroup.com. Copies of such documents can also be obtained, at no cost, from the Corporate Secretary at the address set forth herein, or from the SEC.

Annual Report on Form 10-K

A copy of this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available on the Internet and are being mailed to record holders. Additionally, these materials may be obtained from the Investor Relations page of our website at www.pragroup.com, or by request directed to the address below. A copy of the Company’s Annual Report on Form 10-K, and other periodic filings also may be obtained from the SEC’s EDGAR database at www.sec.gov. Please direct all inquiries to the Investor Relations department at the following address:

PRA Group, Inc.
Attn: Investor Relations
150 Corporate Boulevard
Norfolk, VA 23502

Other Matters to be Presented

We are not aware of any matters to be presented at the meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

PRA Group, Inc. 2017 Proxy Statement

Proxy Card

Annual Meeting of Stockholders to be held June 1, 2017

Record Date: April 6, 2017

This proxy is solicited by the Board of Directors of PRA Group, Inc. for use at the Annual Meeting of Stockholders being held on June 1, 2017. By signing this proxy, you hereby appoint the proxies selected by the Company’s Board of Directors, with the powers you would possess if personally present, and with full power of substitution, to vote at the Annual Meeting of Stockholders of PRA Group, Inc. to be held at noon on June 1, 2017 and at any adjournments thereof, on the proposals on the reverse side.

You are encouraged to specify your choices by marking the appropriate boxes, ON THE REVERSE SIDE. Your shares cannot be voted unless you sign, date and return this card, or vote your shares by using any of the means described on the reverse side. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Director and “FOR” proposals 2 and 3, and “1 YEAR” on proposal 4.

The proxies are authorized to vote in their discretion with respect to other matters that may properly come before the Annual Meeting or any adjournment thereof. As of April 19, 2017 (the approximate date of this mailing), PRA Group, Inc. does not know of any such other matters to be presented at the Annual Meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held June 1, 2017.

This Proxy Statement and our 2016 Annual Report to Stockholders are available at: http://www.viewproxy.com/PRAGroup/2017

THIS ADMISSION TICKET IS REQUIRED FOR ADMITTANCE TO THE

PRA GROUP, INC.

Annual Meeting of Stockholders to be held June 1, 2017

Record Date: April 6, 2017

EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION,
SUCH AS DRIVER’S LICENSE, IN ADDITION TO THIS ADMISSION TICKET.

Please mark your votes like this ☒

The Board of Directors recommends a vote FOR the election of director nominees listed below, FOR proposals 2 and 3 and FOR “1 YEAR” on proposal 4.

1.	Election of Directors	☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT	2.	Ratification of the appointment of KPMG LLP as the Company’s independent
	Nominees for the Board of Directors are:					registered public accounting firm for 2017.
	(01) James A. Nussle					☐ FOR ☐ AGAINST ☐ ABSTAIN
	(02) Scott M. Tabakin				3.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR All Except” and write that nominee’s name in the space provided below.						☐ FOR ☐ AGAINST ☐ ABSTAIN
					4.	Approval, on a non-binding advisory basis, of the frequency of the advisory vote to approve our named executive officer compensation.
☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN
					5.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

I plan to attend the Annual Meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

CONTROL NUMBER
Signature

Signature (if held jointly)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote your proxy on the Internet:	TELEPHONE Vote your proxy by phone:	MAIL Vote your proxy by mail:
Go to www.AALvote.com/PRAA	Call 1 (866) 804-9616

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.